AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of March 7, 1997, by and among DI INDUSTRIES, INC., a Texas corporation ("Parent"), DRILLERS, INC., a Texas corporation (the "Purchaser") and a wholly-owned subsidiary of Parent, and GREY WOLF DRILLING COMPANY, a Texas corporation (the "Company").

         Parent, the Purchaser and the Company agree as follows:

                                    ARTICLE 1

                                   THE MERGER

     Section 1.1. THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Texas Business Corporation Act (the "TBCA"), the Company will be merged with and into the Purchaser (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article 5 hereof. Following the Merger, the Purchaser will continue as the surviving corporation (the "Surviving Corporation") under the name "GREY WOLF DRILLING COMPANY" and will continue its existence under the laws of the State of Texas, and the separate corporate existence of the Company will cease.

     Section 1.2. EFFECTIVE TIME. The Merger will be consummated by filing with the Texas Secretary of State articles of merger executed in accordance with the relevant provisions of the TBCA. The Merger will become effective upon the issuance of a certificate of merger by the Texas Secretary of State (the time the Merger becomes effective being the "Effective Time").

     Section 1.3. EFFECTS OF THE MERGER. The Merger will have the effects set forth in the TBCA.

     Section 1.4. ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of the Purchaser will be the Articles of Incorporation and Bylaws of the Surviving Corporation.

     Section 1.5. DIRECTORS AND OFFICERS. The directors and the officers of the Purchaser immediately before the Effective Time will be the directors and officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

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     Section 1.6.  CONVERSION OF SHARES OF COMPANY COMMON STOCK.

         (a) (i) Subject to Sections 1.6(c), 1.6(d), 1.6(e) and 1.6(f), at the Effective Time each issued and outstanding share of common stock without par value of the Company ("Company Common Stock") will be converted into the right to receive the "Share Fraction" (defined below) of:

     (x) an amount in cash (the "Cash Consideration") equal to the "Closing Cash Consideration" (defined below), plus

     (y) a number of shares (the "Stock Consideration") of the common stock, $0.10 par value, of Parent ("Parent Common Stock") equal to the "Aggregate Stock Consideration" (defined below), plus (if applicable under the provisions of Section 1.6(a)(vi))

     (z) an amount, if any, in cash (the "Contingent Cash Consideration") equal to the "Aggregate Contingent Cash Consideration" (defined below).

The Cash Consideration, the Stock Consideration, and, if applicable, Contingent Cash Consideration are collectively referred to herein as the "Merger Consideration."

              (ii) The "Closing Cash Consideration" means $56,600,000, less such amount, if any, as shall be deducted from the Closing Cash Consideration pursuant to Section 1.6(f), and plus the amount, if any, of the "Additional Closing Cash Consideration" which shall be added thereto pursuant to Section 1.6(a)(vi).

              (iii) The "Aggregate Stock Consideration" means 14,000,000 shares of Parent Common Stock, plus or minus such number, if any, of shares of Parent Common Stock by which the Aggregate Stock Consideration shall be increased or decreased pursuant to Section 1.6(e), and plus such number, if any, of shares of Parent Common Stock as shall be added to the Aggregate Stock Consideration pursuant to Section 1.6(f).

              (iv) The "Aggregate Contingent Cash Consideration" means an amount, if any, equal to the sum of the "Contingent Cash Consideration" of all "Stockholders" as such terms are defined in the Escrow Agreement described in
Section 1.6(a)(vi) determined as of the "Distribution Date" as provided for in said Escrow Agreement.

              (v) The "Share Fraction" means a fraction having "1" as its numerator and having as its denominator the number of shares of the Company Common Stock outstanding at the Effective Time (except and excluding any shares of Company Common Stock issued and held in the Company's treasury immediately before the Effective Time).

              (vi) Promptly after designation by the Company and approval by Parent of the Designated Bank pursuant to Section 1.7(a), the Company, Parent,

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the Purchaser, Messrs. James K. B. Nelson and Sheldon B. Lubar, as "Stockholder
Representatives," and the Designated Bank as escrow agent (in said capacity being herein called "Escrow Agent") shall enter into an Escrow Agreement in substantially the form attached hereto and incorporated herein as Schedule 1.6 (the "Escrow Agreement"). Unless otherwise stated herein, terms defined in the Escrow Agreement shall have the meaning therein stated when used in this Agreement. Unless the Escrow Agreement terminates prior to the Effective Time pursuant to Section 4 of the Escrow Agreement, Parent or Purchaser shall deposit with the Escrow Agent for inclusion in the Escrow Fund the sum of $5,000,000 at or immediately after the Effective Time. Further, if the Escrow Agreement is not thus terminated prior to the Effective Time and the Merger occurs, Parent and the Surviving Corporation shall be jointly and severally obligated to pay or cause to be paid and agree to pay or cause to be paid to each Stockholder on the Distribution Date the Contingent Cash Consideration, if any, owing to such Stockholder as described in clause (z) of Section 1.6(a)(i) of this Agreement, unless the Termination Date occurs pursuant to Section 5 of the Escrow Agreement. Said agreement of Parent and the Surviving Corporation to pay or cause to be paid the Contingent Cash Consideration, if any, to each Stockholder shall be secured by the security interest and common law pledge, assignment and lien on the Escrow Fund granted in Section 14 of the Escrow Agreement. If, however, the Escrow Agreement is terminated prior to the Effective Time pursuant to clause (i) or clause (ii) of Section 4 of the Escrow Agreement, no amount of Contingent Cash Consideration shall be payable to the holders of Company Common Stock or included in the Merger Consideration pursuant to Section 1.6(a)(i) above, and the Closing Cash Consideration shall be increased by adding thereto an amount (the "Additional Closing Cash Consideration") equal to $5,000,000, less the amount, if any, of any "Settlement Payment" (defined below). If, in the discretion of the Company, the Company shall settle the Lawsuit and Subject Claims and obtain an agreement for a full release of the Subject Claims by TEPCO prior to the Effective Time, the amount, if any, of money paid or payable by the Company to TEPCO in consideration for such release of the Subject Claims is herein called the "Settlement Payment." The Company shall be entitled, in its discretion, to effect such a settlement at any time prior to the Effective Time; provided only that the Company shall not, without the consent of Parent (which consent shall not unreasonably be withheld or delayed), make or agree to make a Settlement Payment in excess of $5,000,000 to effect such a settlement (which the Company has no intention whatsoever of doing) or undertake any affirmative obligation to TEPCO or any other person in consideration for a release of the Subject Claims other than to make a Settlement Payment (if any) in money and, if and to the extent the Company should so elect, to release (in whole or in part) claims of the Company against TEPCO and indemnify TEPCO against such claims (to the extent thus released) and to effect a dismissal of the Lawsuit. By approving this Agreement, the shareholders of the Company shall adopt and approve, and consent to and join in the terms of, the Escrow Agreement, and shall agree to the appointment of the Stockholder Representatives and confirm the authority of the Stockholder Representatives to enter into the Escrow Agreement and to exercise the rights and authority and discretion as the representatives of the shareholders of the Company and have and be entitled to the benefit of the rights and releases therein granted to them.

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         (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time all shares of Company Common Stock will cease to be outstanding and will be canceled and retired and will cease to exist, and each holder of shares of Company Common Stock will thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration (including cash in lieu of fractional shares of Parent Common Stock in accordance with Section 1.7(d)) upon the surrender of a certificate representing such shares of Company Common Stock (a "Company Certificate").

         (c) Notwithstanding anything contained in this Section 1.6 to the contrary, each share of Company Common Stock issued and held in the Company's treasury immediately before the Effective Time will, by virtue of the Merger, cease to be outstanding and will be canceled and retired without payment of any consideration therefor.

         (d) Notwithstanding anything in this Section 1.6 to the contrary, shares of Company Common Stock that are issued and outstanding immediately before the Effective Time and that are held by shareholders who have not voted such shares in favor of the Merger and who shall have properly exercised their rights of appraisal for such shares in the manner provided by the TBCA (the "Dissenting Shares") will not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares will thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon.

         (e) As provided in Section 1.6(a), the number of shares of Parent Common Stock included in the Aggregate Stock Consideration has initially been agreed to be 14,000,000 shares. It is, however, agreed and stipulated that if the "Parent Common Stock Price" (as defined below) shall be less than $3.00 or more than $4.00, the number of shares of Parent Common Stock included in the Aggregate Stock Consideration shall be increased or decreased above or below 14,000,000 shares (before giving effect to any increase in the number of shares of Parent Common Stock included in the Aggregate Stock Consideration pursuant to
Section 1.6(f), if applicable) as provided hereinafter in this Section. If the Parent Common Stock Price is less than $3.00, the number of shares of Parent Common Stock included in the Aggregate Stock Consideration shall be increased pursuant to this Section 1.6(e) to a number of shares equal to $42,000,000 divided by the Parent Common Stock Price. If the Parent Common Stock Price is more than $4.00, the number of shares of Parent Common Stock included in the Aggregate Stock Consideration shall be decreased pursuant to this Section 1.6(e) to the greater of (x) 11,666,667 shares, or (y) a number of shares equal to $56,000,000 divided by the Parent Common Stock Price. The "Parent Common Stock Price" means an amount equal to the average of the closing sales price of Parent Common Stock on the American Stock Exchange Consolidated Tape as reported by the WALL STREET JOURNAL
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(Southwest Addition) on each of the ten consecutive trading days immediately preceding the third trading day before the Effective Time of the Merger. The Company agrees that it will not, and agrees that it will request each of its officers and directors to agree that they will not, engage in trading in Parent Common Stock during the twenty consecutive days immediately preceding the Effective Time of the Merger.

         (f) If the number of shares of Parent Common Stock included in the Aggregate Stock Consideration (after giving effect to any increase or decrease in such number of shares pursuant to Section 1.6(e), if applicable) is not sufficient to achieve the "Required Ratio" (hereinafter defined), then the number of shares of Parent Common Stock included in the Aggregate Stock Consideration (after giving effect to any increase or decrease in such number of shares pursuant to Section 1.6(e), if applicable) shall be increased by such additional number of shares of Parent Common Stock as shall be required to achieve the "Required Ratio" (hereinafter defined). If the number of shares of Parent Common Stock included in the Aggregate Stock Consideration is increased pursuant to this Section 1.6(f), then the amount of the Closing Cash Consideration shall be reduced by deducting from the Closing Cash Consideration an amount equal to the product of (x) the number of additional shares of Parent Common Stock by which the Aggregate Stock Consideration has been increased pursuant to this Section 1.6(f), multiplied by (y) the Parent Common Stock Price. The "Required Ratio", for purposes hereof, shall mean that the number of shares of Parent Common Stock included in the Aggregate Stock Consideration, after the adjustments thereof, if any, made pursuant to Section 1.6(e) and this
Section 1.6(f), multiplied by the Parent Common Stock Price (the product being called the "Stock Value"), is equal to forty-five percent (45%) of the sum of the Stock Value and an amount (the "Additional Amount") determined as follows:

              (i) If the Escrow Agreement is terminated prior to the Effective Time pursuant to clause (i) or clause (ii) of Section 4 of the Escrow Agreement, the "Additional Amount" shall be equal to the Closing Cash Consideration (as adjusted pursuant to Section 1.6(a)(vi) and this Section 1.6(f)); or

              (ii) If the Escrow Agreement is not terminated prior to the Effective Time pursuant to Section 4 of the Escrow Agreement, the "Additional Amount" shall be equal to the sum of the Closing Cash Consideration (as adjusted pursuant to this Section 1.6(f)) and $5,000,000.

     Section 1.7.  EXCHANGE PROCEDURES; FRACTIONAL SHARES.

         (a) Promptly after the Effective Time, (i) Parent or the Purchaser shall deposit (or cause to be deposited) with a National Bank (the "Designated Bank") doing business in Houston, Texas, to be designated by the Company within twenty (20) days after the date of this Agreement subject to approval of Parent (which approval shall not unreasonably be withheld or delayed) as exchange agent (in said capacity being herein called the "Exchange Agent"), for the benefit of the holders of record of shares of Company Common Stock immediately before the

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Effective Time (excluding any shares of Company Common Stock that will be canceled pursuant to Section 1.6(c)), for exchange in accordance with this
Article 1, cash in the amount of the Closing Cash Consideration, and (ii) Parent shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of record of shares of Company Common Stock immediately before the Effective Time (excluding any shares of Company Common Stock that will be canceled pursuant to Section 1.6(c)), certificates representing the Aggregate Stock Consideration ("Parent Certificates") issued in the names of such respective holders for the Stock Consideration to be received by such respective holders, for exchange in accordance with this Article 1 (the cash and shares deposited pursuant to clauses (i) and (ii) being hereinafter referred to as the "Exchange Deposit"). Parent Common Stock into which Company Common Stock shall be converted pursuant to the transactions contemplated hereby will be deemed to have been issued at the Effective Time.

         (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Company Common Stock immediately before the Effective Time (excluding any shares of Company Common Stock that will be canceled pursuant to Section 1.6(c) or Dissenting Shares) (A) a letter of transmittal (the "Company Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent, and shall be in such form and have such other provisions as the Purchaser shall reasonably specify, including without limitation provisions designed to comply with any necessary tax withholding obligations required by applicable law (if any there be) and (B) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

         (c) Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the Company Letter of Transmittal, duly executed, and such other documents as the Purchaser or the Exchange Agent shall reasonably request, with signatures thereon guaranteed, the holder of such Company Certificate will be entitled to receive in exchange therefor (A) a bank check in the amount equal to the Cash Consideration which such holder has the right to receive pursuant to the provisions of this Article 1 (plus any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 1.7(d) and less any required tax withholding, if any there be), and (B) a Parent Certificate representing that number of shares of Parent Common Stock that such holder has the right to receive pursuant to this Article 1 as the Stock Consideration, and the Company Certificate so surrendered will forthwith be canceled. Certificates representing shares of Parent Company Stock issued to affiliates of the Company (as defined for purposes of Rule 145 under the Securities Act) shall bear a restrictive legend in a form reasonably required by the Parent. Until surrendered as contemplated by this Section 1.7, each Company Certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.
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         (d) No fractional shares of Parent Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of any fractional share of Parent Common Stock pursuant to the Merger, cash adjustments will be paid to holders in respect of any fractional share of Parent Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional amount and the Parent Common Stock Price.

         (e) Any portion of the Exchange Deposit (including the proceeds of any investments thereof) that remains unclaimed by the holders of Company Common Stock six months after the Effective Time will be returned to the Surviving Corporation. Any holders of Company Certificates who have not theretofore surrendered such Company Certificates as set forth in Section 1.7(c) hereof shall thereafter look only to the Surviving Corporation for payment of their claims for the Merger Consideration provided in Section 1.6 hereof, without any interest thereon, or for payment of the fair value of their Dissenting Shares. If any Company Certificates shall not have been surrendered before seven years after the Effective Time (or immediately before such earlier date on which any payment in respect thereof would otherwise escheat or become the property of a governmental authority pursuant to applicable law), the Merger Consideration in respect of such Company Certificates will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled to any such Merger Consideration.

         (f) If the Escrow Agreement is not terminated prior to the Effective Time pursuant to clause (i) or clause (ii) of Section 4 of the Escrow Agreement, and if the Termination Date does not occur pursuant to Section 5 of the Escrow Agreement, the Aggregate Contingent Cash Consideration shall be paid and distributed from the Escrow Fund by the Escrow Agent to itself in its capacity as the Exchange Agent on the Distribution Date. Upon payment of the Aggregate Contingent Cash Consideration to the Exchange Agent, the Aggregate Contingent Cash Consideration shall be the property of the Stockholders in proportion to the respective amounts of the Contingent Cash Consideration payable to the Stockholders pursuant to clause (z) of Section 1.6(a)(i) and shall be received and held by the Exchange Agent as bailee for said Stockholders; and as promptly as practicable after the Distribution Date the Exchange Agent shall distribute and pay the applicable Contingent Cash Consideration to each Stockholder by bank check issued and mailed to such Stockholder at the Stockholder's address provided pursuant to the Company Letter of Transmittal.

     Section 1.8. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately before the Effective Time and which are held by shareholders who have not voted such shares of Company Common Stock in favor of the Merger and shall have delivered a written objection to the Merger in the manner provided in the TBCA (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration provided in Section 1.6 hereof, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal and payment under the TBCA. If any such holder shall have so failed to
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perfect or shall have effectively withdrawn or lost such right, such holder's shares of Company Common Stock will thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration provided in Section 1.6 hereof, without any interest thereon.

     Section 1.9. CONVERSION OF PURCHASER'S COMMON STOCK. Each share of common stock, par value $0.10 per share, of the Purchaser issued and outstanding immediately before the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, will be converted into one issued and outstanding share of common stock of the Surviving Corporation.

     Section 1.10.  REGISTRATION STATEMENTS.

         (a) The Company and Parent will prepare and file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") as promptly as practicable, and will use all reasonable efforts to have declared effective by the Commission, a prospectus/proxy statement with respect to the approval of the Merger, including a registration statement on Form S-4 (the "Registration Statement") for the purpose of registering the Parent Common Stock to be issued to the holders of the Company Common Stock as the Stock Consideration. As promptly as practicable after the Registration Statement has been declared effective by the Commission, the Company will mail the prospectus/proxy statement contained therein to its stockholders.

         (b) (i) If the Merger occurs, as promptly as practicable after the receipt of a written demand therefor (a "Registration Demand") from a "Holder" or "Holders" (as hereinafter defined) who holds or hold, in the aggregate, in excess of 1% of the Parent Common Stock then outstanding, Parent will, on one occasion only, prepare and file with the Commission under the Securities Act a registration statement on Form S-3 (the "Shelf Registration Statement") for the purpose of registering the resale in the market from time to time of "Subject Securities" (as below defined) by Holders or by potential assignees of such Holders to which all or a portion of such Holders' Subject Securities may be transferred in a No-Sale Transaction (as hereinafter defined). As used herein,
(i) "Subject Securities" means shares of Parent Common Stock issued incident to the Merger to Holders and any common stock or other security issued or issuable as a dividend or other distribution with respect to, or in exchange for, or upon conversion or in replacement of, any of such Parent Common Stock, (ii) "Holders" means holders of Company Common Stock at the Effective Time or any person who becomes a holder of Subject Securities after the Effective Time as a result of a No-Sale Transaction and (iii) "No- Sale Transaction" means a transfer from a Holder of Subject Securities that does not constitute a "sale" (as such term is understood and defined under the Securities Act), including without limitation a distribution from a Holder that is a corporation, partnership, joint venture, limited liability company, association or trust to the owner of a beneficial interest in such Holder. Notwithstanding the foregoing, no Holder shall be entitled to include Subject Securities in a Shelf Registration Statement unless such Holder is identified in a written notice (a "Seller Designation Notice," whether one or more) to Parent prior to or within five days after receipt by

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Parent of the first Registration Demand received by Parent, specifying (i) the address to which notices may be given by Parent to such Holder pursuant to this
Section 1.10 until such address is changed by written notice given by such Holder to Parent and (ii) the number of shares of Subject Securities owned by such Holder and the number of such shares to be included in the Shelf Registration Statement; PROVIDED that Parent agrees that Parent will include in such Shelf Registration Statement potential sales of Subject Securities by potential assignees in No-Sale Transactions of all or a part of a Holder's Subject Securities if such potential assignees and the number, if any, of shares of Parent Common Stock then owned by such potential assignees are identified in a Seller Designation Notice.

              (ii) Parent will use its best efforts to have the Shelf Registration Statement promptly declared effective by the Commission and thereafter to maintain the effectiveness of the Shelf Registration Statement and to maintain such Shelf Registration Statement "current" (as below defined) at all times until the "Registration Termination Date" (as below defined). Parent shall promptly give written notice to the Holders when the Registration Statement has been declared effective by the Commission and is available for use by Holders for the resale of Subject Securities. The "Registration Termination Date" means the second anniversary of the date (the "Effective Registration Date") when the Shelf Registration Statement is first declared effective by the Commission; PROVIDED that the Registration Termination Date shall be extended for a period of time after the second anniversary of the Effective Registration Date corresponding to the sum of (A) all periods of time after the expiration of 45 days after the date of receipt by Parent of a Registration Demand and prior to the Registration Termination Date (as theretofore extended pursuant to this provision, if applicable) during which Holders are unable to use the Shelf Registration Statement for resale of Subject Securities because the Shelf Registration Statement has not been declared effective by the Commission or is otherwise not effective or current, and (B) all periods of time prior to the Registration Termination Date (as theretofore extended pursuant to this provision, if applicable) during which Holders are prohibited from using the Shelf Registration Statement for resale of Subject Securities by reason of giving of a notice from Parent pursuant to Section 1.10(b)(iv).

              (iii) The Shelf Registration Statement shall not be considered to be "current" at any time when, by reason of occurrence of any event or by reason of the passage of time, such Shelf Registration Statement does not meet the requirements of Section 10, Section 12(2) or Section 17 of the Securities Act, or such Shelf Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Shelf Registration Statement shall disclose that Holders may elect to resell Subject Securities without registration of such sales under the Shelf Registration Statement, by making such sales under and as permitted by Rules 144 or 145, as applicable, of the Commission under the Securities Act.

              (iv) If at any time or times after the Shelf Registration Statement is declared effective by the Commission, the Parent determines that the
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offering of Parent Shares under the Shelf Registration Statement would be significantly disadvantageous to the Parent because of, or improper in view of (or improper without disclosure in the prospectus included in the Shelf Registration Statement of), the existence or anticipation of a material financing, merger, acquisition or other material transaction involving the Parent or its subsidiaries that has not been publicly disclosed, the unavailability of any required financial statements for reasons substantially beyond the control of the Parent, or other similar events or conditions involving the Parent or its subsidiaries that have not been publicly disclosed (a "Disadvantageous Condition"), the Parent shall be entitled to either suspend the effectiveness of the Shelf Registration Statement with the Commission or suspend the availability of the Shelf Registration for resales of Subject Securities by Holders, or may take both such actions, and shall promptly notify all Holders thereof by delivery of written notice (a "Suspension Notice"); provided, however, that Parent's obligation to maintain the Shelf Registration Statement current under this Section 1.10(b) shall not be suspended by reason of Parent's failure to disclose information at a time when public disclosure of such information is required by law. Upon receipt of a Suspension Notice, Holders shall immediately discontinue the use of the Shelf Registration Statement for any purpose until notified by the Parent that the Shelf Registration Statement is current and available for use by Holders for sales of Subject Securities. The Parent shall not be entitled to suspend the effectiveness of the Shelf Registration Statement or its availability for resales for more than (A) 60 consecutive days, or (B) 180 days within any twelve month period. As promptly as practicable after the Disadvantageous Condition has been publicly disclosed or the Parent determines that the Disadvantageous Condition no longer exists, the Company shall amend or supplement the Shelf Registration Statement to the extent necessary to make the Shelf Registration Statement current, and shall give prompt written notice to all Holders when the Shelf Registration Statement is again available for resales of Subject Securities.

              (v) Parent shall promptly notify all Holders of Subject Securities of, and confirm in writing, the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose. Parent shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

         (c) (i) If at any time during the "Registration Period" (as hereinafter defined) Parent proposes to file a registration statement under the Securities Act with respect to an underwritten public offering by the Parent for its own account or for the account of any other person, including any security convertible into or exchangeable for any equity securities (other than (A) a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the Commission), (B) a registration statement filed in connection with an exchange offer or an offering of securities solely to the Parent's existing security holders, (C) a registration statement that is on a form pursuant to which an offering of the Subject Securities cannot be registered, or (D) a registration statement only for debt securities or convertible or exchangeable
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securities under which no Parent Common Stock other than Parent Common Stock issuable upon conversion or exchange is to be registered), then Parent shall in each case give written notice of such proposed filing to the Holders of Subject Securities (limited to Holders theretofore identified in any Holder Designation Notice theretofore received by Parent) at least 20 days before the anticipated filing date, and such notice shall offer such Holders the opportunity to register such number of Subject Securities as each such Holder may request. Upon the written request of any Holder received by Parent within ten days after the date of Parent's delivery of its notice to the Holder of its intention to file such a registration statement, Parent shall, subject to the conditions and in accordance with the procedures set forth herein, use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Subject Securities requested by the Holder to be included in the registration statement for such offering on the same terms and conditions as any similar securities of Parent included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering indicates in writing to the Parent its reasonable belief that the inclusion of the Subject Securities requested to be included might reasonably be expected to jeopardize the success of the offering of the securities of Parent to be offered and sold by Parent for its own account, then the amount of securities to be offered for the account of the Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters (which recommendation may be that no securities to be sold by Holders be included in such registration statement), and selected in the following order of priority: (A) first, all of the securities that Parent proposes to sell for its own account, if any; (B) second, any securities held by persons who, as of the date of this Agreement, are contractually entitled to priority over Holders in the inclusion of their securities in such registration; (C) third, the Subject Securities requested to be included in such registration by the Holders that have requested their Subject Securities to be included therein and any securities proposed to be included by other persons who, as of the date of this Agreement, are contractually entitled to include a portion of their securities in such registration on a pro rata basis with Holders (I.E., such shares to be allocated between Holders and non-Holders based on the amount of securities that each proposes to offer in relation to the total amount of securities proposed to be offered by all such selling shareholders); and (D) fourth, any other securities to be offered and sold by other holders of Parent's securities. The "Registration Period" as such term is used in this Section shall commence on the date of receipt by Parent of a Registration Demand; and the Registration Period shall continue until the Registration Termination Date.

              (ii) Parent may, without the consent of any selling Holder, withdraw any registration statement and abandon any proposed offering initiated by Parent, notwithstanding the request of a Holder to participate therein in accordance with this Section 1.10(c) if Parent determines that such action is in the best interests of Parent.

         (d) Parent will indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners, or members, as the case may be, and each person controlling such Holder, with respect to which registration or qualification of Subject Securities has been effected pursuant to Section 1.10 against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act applicable to Parent and relating to action or inaction required of Parent in connection with any such registration or qualification, and will promptly reimburse each such Holder, each of such Holder's officers, directors, partners, or members, as the case may be, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; PROVIDED, however, that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to Parent by such Holder specifically for inclusion in any such registration statement, prospectus or offering circular. The obligations of Parent under the foregoing indemnity agreement shall survive the completion of the offering of Subject Securities under any registration statement provided for in this Section 1.10.

         (e) Each Holder with respect to which registration or qualification of Subject Securities has been effected pursuant to this Section 1.10 will indemnify and hold harmless Parent, each of Parent's officers, directors, and each person controlling Parent, against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration or qualification, and will promptly reimburse Parent, each of Parent's officers, directors, and each person controlling Parent, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; PROVIDED, however, that such Holder will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense does not arise out of or is not based upon any untrue statement or omission based upon written information furnished by such Holder specifically for inclusion in any such registration statement, prospectus or offering circular. The obligations of Holders under the foregoing indemnity agreement shall survive the completion of the offering of Subject Securities under any registration statement provided for in this Section 1.10.

         (f) All expenses incident to Parent's performance of or compliance with this Section 1.10, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Subject Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on the American Stock Exchange and all securities exchanges on which similar securities issued by Parent are then quoted or listed, the fees and disbursements of counsel for Parent and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities act liability insurance (if Parent elects to obtain such insurance), the fees and expenses of any special experts retained by Parent in connection with such registration, and fees and expenses of other persons retained by Parent, in connection with each registration hereunder (but not including discounts, commissions, fees or expenses payable to underwriters that are attributable to the sale of Subject Securities or the fees and expenses of counsel for any selling Holder) (collectively, the "Registration Expenses") will be borne by Parent.

         (g) Parent will also take such action as may be required to be taken under applicable blue sky laws in connection with issuance of the Parent Common Stock pursuant to this Agreement and in connection with resale of Subject Securities by Holders pursuant to the Shelf Registration Statement or pursuant to Section 1.10(c)(i); PROVIDED that Parent will not be required to become qualified as a foreign corporation in any jurisdiction.

     Section 1.11. SHAREHOLDERS' MEETING; PROXY STATEMENT. The Company, acting through its Board of Directors, will, in accordance with applicable law, the Company's Articles of Incorporation and its Bylaws:

         (i) duly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable after the effectiveness of the Registration Statement for the purpose of considering and taking action upon this Agreement; and

         (ii) subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised by counsel, include in the Registration Statement the recommendation of the Board of Directors of the Company that the shareholders of the Company vote in favor of approval and adoption of this Agreement.

     Section 1.12. CLOSING. Upon the terms and subject to the conditions hereof, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5.1 hereof, and in any event within ten days thereafter, the Company and the Purchaser will execute and file articles of merger in the manner required by the TBCA and the parties will take all such other and further actions as may be required by law to make the Merger effective.

     Section 1.13. EMPLOYEE TRUST. After the satisfaction or waiver of the conditions set forth in Section 5.1 hereof, and on the date (the "Trust Establishment Date") which is one day prior to the Effective Time, if:

         (i) the conditions precedent set forth in Sections 5.2 and 5.3 hereof would be satisfied if the Trust Effective Date were the Effective Time, or, if applicable, the party or parties entitled to do so have irrevocably agreed to waive satisfaction of any such condition precedent which would not thus be satisfied; and

         (ii) none of the conditions or circumstances authorizing termination of this Agreement under Section 6.1 hereof have occurred or exist as of the Trust Establishment Date, or if applicable, the Company, Parent and the Purchaser have all agreed to waive any right to terminate this Agreement pursuant to Section 6.1 by reason of the occurrence or existence of any such condition or circumstance which has occurred or exists as of the Trust Establishment Date, the Company shall establish an irrevocable trust (the "Employee Trust") by execution of a Trust Agreement (the "Trust Agreement") with the Designated Bank as trustee (in such capacity being herein called the "Trustee") in the form of
Schedule 1.13 attached hereto and incorporated herein, and will contribute and pay to the Trustee for inclusion in the principal of the Employee Trust the sum of $2,400,000 in cash. As more fully set forth in and subject to the provisions of the Trust Agreement, the Employee Trust shall be for the benefit of those employees of the Company identified in Exhibit A to the Grey Wolf Drilling Company Deferred Compensation Plan (the "Plan") attached to the Trust Agreement who remain employed by the Company on the date of establishment of the Employee Trust (the "Grey Wolf Employees").

     Section 1.14. CONTRIBUTION BY NELSON. If the Merger occurs, then promptly after the Effective Time, James K.B. Nelson (the President of the Company and one of the major holders of the Company Common Stock, herein called "Nelson") shall be required to, and by his joinder in this Agreement Nelson hereby agrees that he will, contribute and pay to the Trustee the sum of $1,650,000 in cash to be added to the principal of the Employee Trust and held and distributed by the Trustee to Grey Wolf Employees pursuant to the Trust Agreement and Plan. Nelson, individually, is executing this Agreement solely to evidence his agreement to the terms and provisions of this Section 1.14, as consideration for and to induce the Company, Parent and the Purchaser to enter into and perform this Agreement.

     Section 1.15. APPOINTMENT OF PARENT DIRECTORS; CHANGE OF NAME. Promptly after the Effective Time, the Board of Directors of Parent shall elect James K.
B. Nelson and William T. Donovan to serve as members of the Board of Directors of Parent, to serve until the next regularly scheduled election of members of the Board of Directors of Parent. At the next annual shareholder meeting after the Effective Time, the Parent shall, if it has not previously done so, circulate a proxy statement to its shareholders soliciting their approval to the change of Parent's name so that it includes the words "Grey Wolf."

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company represents and warrants to Parent and the Purchaser that, except as otherwise disclosed to Parent and the Purchaser before the execution hereof on a schedule making reference to this Article 2:

     Section 2.1. ORGANIZATION AND QUALIFICATION. The Company is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as it is now being conducted, except where the failure to be in good standing would not have a Material Adverse Effect (as hereinafter defined). The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. The Company has no direct or indirect subsidiaries. The Company has heretofore made available to Parent and the Purchaser accurate and complete copies of the Articles of Incorporation and Bylaws of the Company as currently in effect.

     Section 2.2. CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. As of the date hereof, (a) 2,987,379 shares of Company Common Stock are issued and outstanding and (b) an additional 3,800 shares of Company Common Stock are held in the treasury of the Company. Except as set forth in Schedule 2.2 hereto, there are not as of the date hereof any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character by which the Company is bound requiring it to issue or sell (i) any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock or (ii) any options, warrants, calls, rights, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock. To the knowledge of the Company, there are no voting or other stockholder agreements to which any Company Common Stock is subject.

     Section 2.3. AUTHORITY CONCERNING THIS AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to approval and adoption of this Agreement by the shareholders of the Company in accordance with applicable law). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than approval and adoption of this Agreement by the shareholders of the Company in accordance with applicable law). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of each of Parent and the Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy or principles applicable to creditors' rights generally or governing the availability of equitable relief. The Company's Board of Directors has, subject to its continuing duties to the shareholders of the Company, (i) resolved that the Merger is fair to the Company's shareholders, and (ii) resolved to recommend authorization of the Merger and adoption of the Agreement by the Company's shareholders. The Company represents that it has received the opinion of Jefferies & Company, Inc. that the proposed consideration to be received by the shareholders of the Company is fair to such shareholders from a financial point of view.

     Section 2.4. REPORTS; FINANCIAL STATEMENTS. The audited and unaudited consolidated balance sheets of the Company and the related statements of earnings, stockholders' equity and changes in financial position set forth in
Schedule 2.4 hereto present fairly the financial position of the Company as of their respective dates, and the results of its operations and the changes in its financial position, as the case may be, for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. Since October 31, 1996, there has not been any change in the assets, liabilities, financial condition, or operations of the Company from that reflected in such financial statements, other than changes in the ordinary course of business and other than the exercise by the Company in January 1997 of the option to purchase interests in seven drilling rigs under the March 1, 1995, lease agreement with L&GW, Inc. described in the Notes to Financial Statements of the Company's Financial Statements as of October 31, 1996, set forth in Schedule 2.4 and payment of the option purchase price of approximately $1,480,000 for the interests of L&GW, Inc. in said seven drilling rigs, none of which individually or in the aggregate have had or will have a Material Adverse Effect.

     Section 2.5. THE REGISTRATION STATEMENT. None of the information relating to the Company supplied in writing by the Company specifically for inclusion in the Registration Statement (and any amendments thereof), at the time the Registration Statement becomes effective or at the time that the prospectus/proxy statement contained therein is first published, sent or given to the Company's shareholders, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 2.6. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws (or other similar governing documents) of the Company; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, except (i) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the Securities Act, (iii) the filing and recordation of articles of merger as required by the TBCA, or (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, in the aggregate would not have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Merger; (c) except as set forth in Schedule 2.6 hereto, result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which in the aggregate would not have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Merger; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets, except for violations that in the aggregate would not have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Merger. Notwithstanding the foregoing provisions of this Section 2.6, it is expressly stipulated that it is intended that at or immediately prior to the Effective Time the May 31, 1996, amended and restated loan agreement ("Loan Agreement") between the Company and Bank One, Texas, N.A. will be terminated; and Parent and the Purchaser acknowledge that some of the actions herein provided to be taken by the Company may violate or fail to comply with requirements of the Loan Agreement and agree that any violation of or failure to comply with requirements of the Loan Agreement resulting from Company's compliance with or performance of its agreements under this Agreement shall not be deemed to violate or breach the representations or warranties of Company under this Agreement.

     Section 2.7. BROKERAGE FEES AND COMMISSIONS. Except for the fees and expenses payable to Jefferies & Company, Inc. pursuant to a letter agreement dated July 18, 1996, a copy of which has previously been delivered to Parent, no person or entity is entitled to receive from the Company any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby.

     Section 2.8. EMPLOYMENT AGREEMENTS. Except as set forth in Schedule 2.8 hereto, there exist no employment, consulting, severance or indemnification agreements between the Company and any current or former director, officer or employee of the Company.

     Section 2.9. TAXES. All returns and reports, including, without limitation, information and withholding returns and reports ("Tax Returns") of or relating to any foreign, federal, state or local tax, withholding obligation, assessment or other governmental charge ("Taxes" or a "Tax") that are required to be filed on or before the Effective Time by or with respect to the Company have been or will be duly and timely filed, and all Taxes, including, without limitation, interest and penalties, due and payable pursuant to such Tax Returns have been paid or adequately provided for in reserves established by the Company, except where the failure to file, pay or provide for would not, either individually or in the aggregate, have a Material Adverse Effect. There is no material claim against the Company with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of the Company that has not been adequately provided for in reserves established by the Company.

     Section 2.10. ENVIRONMENTAL. The Company is in substantial compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. For purposes of this Section 2.10, "substantial compliance" shall mean compliance, except to the extent that failure to comply would not have a Material Adverse Effect. The term "Hazardous Materials" means material, substances, waste or by-products defined as "hazardous substances, "hazardous wastes" or "solid wastes" in the Comprehensive Environmental Responses, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601-9657 and any amendments thereto, or the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901-6987 and any amendments thereto.

     The Company is not subject to any order or decree nor has it received, within the past three years, any notice from any governmental agency with respect to any alleged violation by the Company of, or the incurrence of any remedial obligation by the Company under, any applicable federal, state or local environmental or health and safety statutes and regulations.

     Section 2.11. LITIGATION, ETC. As of the date hereof, except as set forth in Schedule 2.11 hereto, there is no action or proceeding pending or, to the knowledge of the Company, threatened to which the Company is or would be a party before any court or governmental authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination that would have a Material Adverse Effect. The Company is not subject to any outstanding order, writ, injunction or decree that would have a Material Adverse Effect. The Company is in compliance with all laws, rules or regulations applicable to it, except where failure to be in compliance would not have a Material Adverse Effect. To the knowledge of the Company, as of the date hereof it has not received any threats of litigation from any party seeking to restrain or set aside the execution of this Agreement or the consummation of the Merger, and no shareholder of the Company has informed any officer or director of the Company of an intention or possible intent of such shareholder to exercise dissenter's rights with respect to the Merger.

     Section 2.12. EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. Schedule 2.8 and
Schedule 2.12 hereto list all written employee benefit plans and collective bargaining, labor and employment agreements and severance agreements or other similar arrangements (together with all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument), and whether or not legally enforceable, to which the Company is a party or by which the Company is bound or has continuing liability thereunder, including (1) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, or incentive compensation plan, agreement or arrangement, (2) any welfare benefit plan, agreement or arrangement or any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including benefits relating to automobiles, clubs, vacation, child care, parenting or maternity leave, sabbaticals, sick leave, medical expenses, dental expenses, disability, accidental death or dismemberment, hospitalization, life insurance and other types of insurance, (3) any employment agreement, or (4) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) (each, a "Benefit Plan"). Each Benefit Plan has been maintained and contributed to in compliance with the requirements of applicable law, except for such failures to maintain or contribute that would not, in the aggregate, have a Material Adverse Effect, and each such Benefit Plan can, except as set forth in Schedule 2.12 hereto, be terminated by the Company within a period of 30 days without the payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

     Parent and the Purchaser each represents and warrants to the Company as follows:

     Section 3.1. ORGANIZATION AND QUALIFICATION. Each of the Parent and the Purchaser is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as it is now being conducted, except where the failure to be in good standing would not have an adverse effect on the financial condition, business or operations of Parent and its subsidiaries taken as a whole that is material to Parent and its subsidiaries taken as a whole. Each of Parent and the Purchaser is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have an adverse effect on the financial condition, business or operations of Parent and its subsidiaries taken as a whole that is material to Parent and its subsidiaries taken as a whole. The only direct or indirect subsidiaries of Parent are those set forth in Exhibit 22 to

Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 or in Schedule 3.1 hereto.

     Section 3.2. AUTHORITY CONCERNING THIS AGREEMENT. Parent and the Purchaser each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and the Purchaser and by Parent as the sole shareholder of the Purchaser, and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy or principles applicable to creditors' rights generally or governing the availability of equitable relief.

     Section 3.3.  REPORTS; FINANCIAL STATEMENTS.

         (a) Since September 30, 1993, Parent has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed by it pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder, all of which have complied as of their respective filing dates in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder, and none of such forms, reports or documents, including without limitation any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The audited or unaudited consolidated balance sheets of Parent and subsidiaries and the related consolidated statements of earnings, stockholders' equity and changes in financial position (including the related notes thereto) included in Parent's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1994, and 1993, or in Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, present fairly the financial position of Parent and its subsidiaries as of their respective dates, and the results of their operations and the changes in their financial position, as the case may be, for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

     Section 3.4. THE REGISTRATION STATEMENT. None of the information relating to the Parent and its subsidiaries, at the time the Registration Statement becomes effective or at the time that the prospectus/proxy statement contained therein is first published, sent or given to the Company's shareholders, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.5. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Parent and the Purchaser nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or other similar governing documents) of Parent or the Purchaser; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, except (i) in connection with the HSR Act, (ii) pursuant to the Securities Act or the Exchange Act, (iii) the filing and recordation of articles of merger as required by the TBCA, or (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, in the aggregate would not have any adverse effect on the financial condition, business or operations of Parent and its subsidiaries that is material to Parent and its subsidiaries taken as a whole or materially adversely affect the ability of Parent and the Purchaser to consummate the Merger; (c) except as set forth in Schedule 3.5 hereto, result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Parent, the Purchaser or any of Parent's other subsidiaries is a party or by which Parent, the Purchaser or any of Parent's other subsidiaries or any of their assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which in the aggregate would not have any adverse effect on the financial condition, business or operations of Parent and its subsidiaries which is material to Parent and its subsidiaries taken as a whole or materially adversely affect the ability of Parent and the Purchaser to consummate the Merger, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, the Purchaser, any of Parent's other subsidiaries or any of their assets, except for violations which in the aggregate would not have any adverse effect on the financial condition, business or operations of Parent and its subsidiaries which is material to Parent and its subsidiaries taken as a whole or materially adversely affect the ability of Parent and the Purchaser to consummate the Merger. Notwithstanding the foregoing provisions of this Section 3.5, the Company acknowledges that some of the actions herein provided to be taken by the Parent and the Purchaser may violate or fail to comply with the requirements of the Senior Secured Reducing Revolving Credit Agreement among the Parent, the Purchaser, Bankers Trust Company, and certain other parties dated as of December 31, 1996 (the "Credit Agreement"), and agree that any violation or failure to comply with the requirements of the Credit Agreement resulting from the Parent's or the Purchaser's compliance with or performance of its agreements under this Agreement shall not be deemed to violate or breach the representations or warranties of the Parent or the Purchaser under this Agreement if at the Effective

Time such Credit Agreement is either no longer in effect or any such violation or failure to comply has been waived thereunder.

     Section 3.6. BROKERAGE FEES AND COMMISSIONS. No person or entity is entitled to receive from Parent or any of its subsidiaries any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby.

     Section 3.7. FINANCING. Prior to July 1, 1997, and at the Effective Time, Parent and the Purchaser shall have funds available, or shall have written commitments from reputable financial institutions (copies of which shall have been delivered to the Company) for funds, sufficient to consummate the Merger on the terms contemplated hereby, and at the Effective Time, Parent and the Purchaser will have available all of the funds necessary for the consummation of the Merger and to make all payments or deposits of funds provided to be made pursuant to Section 1.6(a)(vi) and Section 1.7(a).

                                    ARTICLE 4

                                    COVENANTS

     Section 4.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement (including matters referred to on the Schedules hereto), during the period from the date hereof to the Effective Time, unless otherwise agreed to in writing by Parent, the Company will conduct its business in the ordinary course consistent with past practice and will use best efforts to preserve intact the business organization of the Company, to keep available as a group the services of its current officers and key employees, and to preserve the good will of its material customers. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement or as otherwise agreed to in writing by Parent, prior to the Effective Time, the Company will not (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) any shares of capital stock of the Company or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company, or any options, warrants, calls, rights, commitments or any other agreements of any character to purchase or acquire any shares of capital stock of the Company or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any such shares of capital stock, or grant or accelerate any right to convert or exchange any securities of the Company for shares of Company Common Stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, shares of Company Common Stock outstanding on the date hereof;
(b) redeem or otherwise acquire, or propose to redeem or otherwise acquire, any of the outstanding equity securities of the Company (including shares of Company Common Stock); (c) declare, set aside or pay any dividend or other distribution in respect of any shares of capital stock of the Company; (d) make any acquisition, by means of a merger or otherwise, of a material amount of assets or securities; (e) agree to any sale, lease, encumbrance or other disposition of a material amount of assets or securities or any material change in its capitalization, other than sales or other dispositions in the ordinary course consistent with past practice; (f) enter into any material contract other than in the ordinary course of business or agree to any release or relinquishment of any material contract rights; (g) incur any long-term debt or short-term debt for borrowed money except for debt incurred in the ordinary course consistent with past practice; (h) propose or adopt any amendments to the Articles of Incorporation or Bylaws of the Company;
(i) enter into any new employment, consulting, severance or indemnification agreement with any officer, director or key management employee; or (j) agree in writing or otherwise to take (i) any of the foregoing actions or (ii) any action which would make any representation or warranty of the Company herein untrue or incorrect in any material respect. Without limiting the foregoing, the Company shall not be permitted to pay bonuses and grant salary increases without the prior written consent of Purchaser.

     Section 4.2. ACQUISITION PROPOSALS. From and after the date hereof, the Company will not, directly or indirectly, and will instruct its officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, the Company (any such proposal or offer being referred to herein as an "Acquisition Proposal"), and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any such Acquisition Proposal; PROVIDED, however, that the Company may furnish information and may engage in discussions or negotiations with any person if, following the receipt of an unsolicited bona fide written Acquisition Proposal from any such person (i) counsel advises the Company's directors that failure to furnish such information or engage in such discussions or negotiations could involve the Company's directors in a breach of their fiduciary duties and (ii) the Company's directors believe, in good faith, after consultation with the Company's financial advisors, that such person may make a bona fide proposal for a transaction more favorable to the Company's shareholders than the transactions contemplated by the Merger; PROVIDED FURTHER, however, that nothing contained in this Section
4.2 shall prohibit the Company or its Board of Directors from making such disclosure to the Company's shareholders which, in the judgment of the Board of Directors with the advice of counsel, may be required under applicable law. The Company will promptly notify Parent of the receipt of any Acquisition Proposal and, subject to the fiduciary duties of the Company's board of directors, keep Parent informed of the status thereof.

     Section 4.3.  ACCESS TO INFORMATION.

         (a) Between the date hereof and the Effective Time, the Company shall
(i) give Parent, the Purchaser and their authorized representatives such access during regular business hours to the Company's books, records, properties, personnel and to such other information as Parent and the Purchaser reasonably request and shall instruct the Company's independent public accountants to provide access to their work papers and such other information as Parent and the Purchaser may reasonably request, and (ii) cause its officers to furnish Parent and the Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as Parent and the Purchaser may reasonably request.

         (b) Information obtained by Parent and the Purchaser and their representatives pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement between Parent and the Company dated September 16, 1996, which agreement remains in full force and effect.

     Section 4.4. BEST EFFORTS. Upon the terms and subject to the conditions hereof, and to the fiduciary duties of the Board of Directors of the Company under applicable law as advised by counsel, all of the parties hereto agree to use their best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and to cooperate in connection with the foregoing, including using best efforts
(a) to obtain any necessary waivers, consents and approvals from other parties to material notes, licenses, agreements, and other instruments and obligations;
(b) to obtain any material consents, approvals, authorizations and permits required to be obtained under any federal, state or local statute, rule or regulation; (c) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and
(d) promptly to effect all necessary filings and notifications including, but not limited to, filings under the HSR Act and prompt submissions of information requested by governmental authorities. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Surviving Corporation and Parent on behalf of the Company and the Purchaser shall take all such action.

     Section 4.5. COMPLIANCE WITH ANTITRUST LAWS. Each of Parent, the Purchaser and the Company will use its best efforts to resolve such objections, if any, which may be asserted with respect to the Merger under the antitrust laws. In the event a suit is instituted challenging the Merger as violative of the antitrust laws, each of Parent, the Purchaser and the Company will use its best efforts to resist or resolve such suit. Each of Parent, the Purchaser and the Company will use its best efforts to take such action as may be required (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under the antitrust laws or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of the antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order which has the effect of preventing the consummation of the Merger; PROVIDED, however, that the best efforts of Parent and the Purchaser shall not include (a) proffering Parent and the Purchaser's willingness to accept an order providing for the divestiture of such of the properties, assets, operations, or business of the Company (or, in lieu thereof, such properties, assets, operations, or business of Parent and the Purchaser or any of Parent and the Purchaser's affiliates) as are necessary to permit the consummation of the transactions contemplated by this Agreement, including an offer to hold separate such properties, assets, operations or businesses pending any such divestiture, or (b) proffering Parent and the Purchaser's willingness to accept any other conditions, restrictions, limitations or agreements affecting the full rights of ownership of the Company's assets (or any portion thereof) as may be necessary to permit the consummation of the transactions contemplated by this Agreement.

     Section 4.6.  INDEMNIFICATION AND INSURANCE.

         (a) It is understood and agreed that the Company shall indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation and Parent shall indemnify and hold harmless, each present and former employee, agent, officer or director of the Company (the "Indemnified Parties") to the fullest extent permitted under applicable law against any losses, claims, damages, liabilities, costs, expenses, judgments and amounts paid in settlement ("Damages") in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission occurring prior to or at the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation which arises out of or relates to the transactions contemplated hereby) (a "Claim") without regard to the form of action whether in law or in equity and including but not limited to claims based on NEGLIGENCE OR STRICT LIABILITY OF ANY INDEMNIFIED PARTY or any other theory of recovery. These rights to indemnification and the obligations set forth in this Section 4.6(a) shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. In the event any Indemnified Party asserts in writing that he is entitled to be indemnified and held harmless against any potential Damages arising out of or pertaining to any Claim prior to the end of such six-year period, all rights to indemnification in respect of any such Damages shall continue until disposition of any such Claim. Without limiting the foregoing, the Company and Parent, and, after the Effective Time, the Surviving Corporation and Parent, to the fullest extent permitted under applicable law, will periodically advance expenses as incurred with respect to any Claim or potential Claim; PROVIDED that the person to whom expenses are advanced, if required by applicable law, provides a written affirmation of his good faith belief that he has met the standard of conduct prescribed by law as being necessary for indemnification and a written undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to indemnification pursuant to this Section 4.6(a).

         (b) In the event any Claim is brought against any Indemnified Party (whether before or after the Effective Time) in connection with which such Indemnified Party asserts that he is entitled to be indemnified and held harmless pursuant to Section 4.6(a) hereof, the Company (or, after the Effective Time, the Surviving Corporation) shall have the right to assume the defense thereof and shall not be liable to any Indemnified Party for any legal expenses of other counsel or other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or if such counsel for the Indemnified Parties advises that there are issues which raise conflicts between the Surviving Corporation and the Indemnified Parties, (i) the Indemnified Parties may retain counsel reasonably satisfactory to the Company (or the Surviving Corporation and Parent after the Effective Time), (ii) the Company (or, after the Effective Time, the Surviving Corporation and Parent) shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, so long as the Indemnified Party has delivered the written items set forth in the last sentence of Section 4.6(a) to the extent required by applicable law and (iii) the Company (or, after the Effective Time, the Surviving Corporation and Parent) will use their best efforts to assist in the vigorous defense of any such matter. Neither the Company, the Surviving Corporation nor Parent shall be liable for any settlement effected without their written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under Section 4.6(a) hereof, upon learning of any such Claim, shall notify the Company or the Surviving Corporation thereof but any failure to so notify the Company or the Surviving Corporation shall not relieve either of them or Parent of its obligations under this Section 4.6 unless it has been actually prejudiced by such lack of notice. The Indemnified Parties as a group may retain only one law firm in each jurisdiction to represent them with respect to any such matter unless there is, under applicable standards of professional conduct (based on the advice of counsel to the Indemnified Parties), a conflict of interest on any significant issue between the positions of any two or more Indemnified Parties.

         (c) Parent and the Surviving Corporation shall use their best efforts to cause to be maintained in effect for six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company with respect to all matters, including the transactions contemplated hereby, occurring prior to or at the Effective Time; PROVIDED, HOWEVER, that Parent and the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous so long as no lapse in coverage occurs as a result of such substitution; and PROVIDED FURTHER, that the Parent and the Surviving Corporation shall be entitled to reduce the coverage provided by such directors' and officers' liability insurance if and to the extent required to cause the total annual premium for such directors' and officers' liability insurance not to exceed a total annual premium of $150,000. Upon request of any former officer or director of the Company, Parent will provide to such former officer or director a certificate from the insurer under the directors' and officers' liability insurance policy provided for in this Section 4.6(c) as to the nature and amount of the insurance coverage provided by such policy and stating that such policy will not be canceled, terminated or amended without prior written notice being mailed to such former officer or director. If Parent or the Surviving Corporation fail at any time to maintain in effect directors' and officers' liability insurance provided for in this Section 4.6(c) at a time when such insurance is required under this Section 4.6(c), any former officer or director of the Company may procure and maintain a directors' and officers' liability insurance policy providing such insurance for the benefit of the former officers and directors of the Company for such period of time as is required under this Section 4.6(c), and Parent and the Surviving Corporation shall be jointly and severally obligated to reimburse such former officer or director, upon demand from time to time, for all premiums paid for such insurance up to a maximum of $150,000 per annum in the aggregate for all such former officers and directors, less all premium amounts actually paid by the Company for such directors' and officers' liability insurance policy.

         (d) The Bylaws of Parent will contain the provisions with respect to indemnification and insurance set forth in Article IX of the Parent's Bylaws, as in effect on the date hereof, which provisions will not be amended for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, except if such amendment is required by law.

         Section 4.7. 401(K) PLAN; EXECUTIVE OFFICE. The Surviving Corporation will replace the Grey Wolf Drilling Co. Employees' 401(k) and Profit Sharing Plan with another plan or plans providing, in the aggregate, for a substantially equivalent or greater level of compensation, funding, and benefits for employees of the Company who remain employed by the Surviving Corporation after the Effective Time. The Surviving Corporation shall maintain its executive headquarters in the Houston area for a period of not less than one year from the Effective Time.

         Section 4.8. SECURITY INTEREST AND LIEN. Parent and Purchaser covenant, warrant and represent that the security interest and common law pledge, assignment and lien in and to the Escrow Fund granted to the Stockholders and Stockholder Representatives pursuant to Section 14 of the Escrow Agreement will be and remain a first and prior security interest and common law pledge, assignment and lien in and to said Escrow Fund at the Effective Time and at all times thereafter until completion of disbursement of the Escrow Fund by the Escrow Agent pursuant to the Escrow Agreement.

                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 5.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of each party to effect the Merger are subject to the satisfaction or waiver, if permissible, at or prior to the Effective Time, of the following conditions:

         (a) this Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of the Company in accordance with the TBCA and the Company's Articles of Incorporation;

         (b) no statute, rule, regulation, order, decree, ruling or injunction shall have been promulgated, enacted, or issued by any court or governmental authority of competent jurisdiction which is in effect and has the effect of prohibiting the consummation of the Merger;

         (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

         (d) the Parent Common Stock Price shall not be less than $2.20 or more than $4.80;

         (e) Parent and the Purchaser shall have obtained and have in hand sufficient funds, or binding written commitments from responsible and reputable financial institutions reasonably satisfactory to the Company to provide such funds, to enable Parent and the Purchaser to pay the Closing Cash Consideration as required in Section 1.7 and to make the deposit (if any) provided to be made pursuant to Section 1.6(a)(vi) without resulting in a breach or violation of the representations and warranties set forth in
     Section 3.5; and

         (f) the Escrow Agreement shall have been executed and delivered by the Parent, the Company, the Stockholder Representatives, and Designated Bank as provided for in Section 1.6(a)(vi).

     Section 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND THE PURCHASER. The obligations of Parent and the Purchaser under this Agreement are subject to the satisfaction (or waiver by Parent and the Purchaser), at or prior to the Effective Time, of each of the following conditions:

         (a) All representations and warranties of the Company contained herein or in any certificate or document delivered to Parent and the Purchaser pursuant hereto shall be true and correct on and as of the date made, and the Company shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Effective Time.

         (b) There shall have been no Material Adverse Change from the date of this Agreement until the Effective Time.

         (c) The Parent shall have received a favorable opinion of Arthur Andersen LLP or of KPMG Peat Marwick, L.L.P., addressed to Parent and in form and substance reasonably satisfactory to it to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         (d) The number of shares of Company Common Stock held by persons who have evidenced an intent to exercise dissenters' rights of appraisal shall not be in excess of five percent of the outstanding Company Common Stock.

         (e) The holders of shares of Company Common Stock who will receive, in the aggregate, ninety percent of the Stock Consideration shall have executed letters stating that they have no plan or intent to sell, exchange, transfer, distribute or otherwise reduce their risk of ownership of the Parent Common Stock they will receive in the Merger; provided that no such holder shall have liability to Parent or the Surviving Corporation by reason of execution or delivery of any such letter or any representation made therein.

     Section 5.3. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of Company under this Agreement are subject to the satisfaction (or waiver by the Company), at or prior to the Effective Time, of the following conditions:

         (a) All representations and warranties of Parent and the Purchaser contained herein or in any certificate or document delivered to the Company pursuant hereto shall be true and correct on and as of the date made, and Parent and the Purchaser shall have performed all obligations and agreements, and complied with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to or at the Effective Time.

         (b) The Company shall have received a favorable opinion of Arthur Andersen LLP or of KPMG Peat Marwick, L.L.P., addressed to the Company and its stockholders and in form and substance reasonably satisfactory to it to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code.

                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

     Section 6.1. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval and adoption of this Agreement by the shareholders of the Company:

         (a) by mutual written consent duly authorized by the Boards of Directors of the Company, Parent and the Purchaser;

         (b) by the Purchaser and Parent or the Company if any court or governmental authority of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, permanently enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

         (c) by the Company if, prior to the Effective Time, the Company is not in breach of its obligations under Section 4.2 and a person other than the Purchaser shall have made an unsolicited bona fide proposal for a transaction, which the Company's Board of Directors believes, in good faith, after consultation with the Company's financial advisors, is more favorable to the Company's shareholders than the transactions contemplated by the Merger;

         (d) by the Parent if neither the Parent nor the Purchaser is in material breach of this Agreement and the Company's Board of Directors shall have (i) withdrawn its recommendation that the shareholders of the Company vote in favor of approval and adoption of this Agreement, or (ii) recommended or approved the acceptance or approval by stockholders of the Company of any Acquisition Proposal (other than one by Parent or its affiliates);

         (e) by the Company, if the Company is not in material breach of this Agreement and the Effective Time shall not have occurred on or prior to July 1, 1997; or

         (f) by Parent, if neither Parent nor the Purchaser is in material breach of this Agreement and the Effective Time shall not have occurred on or prior to July 1, 1997.

     Section 6.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1 hereof, this Agreement, except for Section 4.3(b) hereof and Section 7.9 hereof, shall forthwith become void and have no effect, without any liability on the part of any party hereto or its directors, officers, employees, agents or shareholders. Nothing in this
Section 6.2 shall relieve any party hereto of any liability for a breach of this Agreement.

     Section 6.3. AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, Parent and the Purchaser at any time before or after approval and adoption of this Agreement by the shareholders of the Company but, after any such shareholder approval and adoption, no amendment shall be made which decreases the consideration provided for in Section 1.6 or changes the form thereof or which adversely affects the rights of the Company's shareholders hereunder, without the approval of a the holders of at least two-thirds of the outstanding shares of Company Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     Section 6.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the Company on the one hand and the Parent and the Purchaser on the other, by action taken by or on behalf of the Board of Directors of the Company, Parent and the Purchaser, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein of any other party or in any document, certificate or writing delivered pursuant hereto by any other party or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
                                    ARTICLE 7

                                  MISCELLANEOUS

     Section 7.1. SURVIVAL. The representations and warranties made in Articles 2 and 3 hereof shall not survive the Effective Time. Except for those covenants and agreements which by their terms contemplate performance after the Effective Time, all covenants and agreements set forth herein shall not survive the Merger. This Section 7.1 shall not limit the term of any covenant or agreement which by its terms contemplates performance after the Effective Time.

     Section 7.2. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including the exhibits and schedules hereto and the documents and instruments referred to herein, and the Confidentiality Agreement between Parent and the Company, dated September 16, 1996, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided that the Purchaser may assign any of its rights and obligations to any other wholly owned subsidiary of Parent, but no such assignment shall relieve the Purchaser of its obligations hereunder.

     Section 7.3. VALIDITY. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect in such jurisdiction, or the validity or enforceability of such provision in any other jurisdiction.

     Section 7.4. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered in person, by cable, telegram or telex, or five business days after delivery if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

     If to Parent and the Purchaser:

         DI Industries, Inc.
         625 Paragon Center One
         450 Gears Road
         Houston, Texas 77067
         Attention:  T. P. Richards, President

         With a copy to:

              Gardere Wynne Sewell & Riggs, L.L.P.
              333 Clay Avenue, Suite 800
              Houston, Texas 77002
              Attention:  Frank M. Putman

     If to the Company:

         Grey Wolf Drilling Company
         1980 Post Oak Boulevard, Suite 1150
         Houston, Texas 77056-3808
         Attention:  J. K. B. Nelson, President

         With a copy to:

              Fulbright & Jaworski L.L.P.
              1301 McKinney, Suite 5100
              Houston, Texas 77010-3095
              Attention:  Uriel E. Dutton

or to such other address as the person to whom notice is to be given shall have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     Section 7.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas regardless of the laws that might otherwise govern under principles of conflicts of laws applicable hereto.

     Section 7.6.  DESCRIPTIVE HEADINGS; SCHEDULES.

         (a) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (b) The reference to any matter on any Schedule hereto shall not be deemed an admission that such matter is material.

     Section 7.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except pursuant to Sections 1.6, 1.7, 1.10, 4.6 and 4.7 hereof (which are intended to be for the benefit of the persons described therein and may be enforced by such persons).

     Section 7.8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     Section 7.9.  EXPENSES.

         (a) Except as otherwise provided in this Section 7.9, all costs and expenses incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not such transactions shall be consummated.

         (b) If this Agreement is terminated by the Company pursuant to Section 6.1(c), or by the Parent pursuant to Section 6.1(d), then Company shall pay to Parent, on demand, as the sole remedy of Parent and the Purchaser under this Agreement, a fee of $2,000,000 in full reimbursement and compensation for Parent's time and effort in negotiating and entering into this Agreement and taking actions pursuant thereto.

         (c) If closing of the Merger under this Agreement does not occur because the condition set forth in Section 5.1(e) is not satisfied, then Parent shall pay to Company on demand, as Company's sole remedy under this Agreement, $2,000,000 as liquidated damages in full reimbursement and compensation to Company and its shareholders.

     Section 7.10.  CERTAIN DEFINITIONS.  As used herein:

         (a) "subsidiary" shall mean, when used with reference to any entity, any corporation a majority of the outstanding voting securities of which are owned directly or indirectly by such former entity.

         (b) "Material Adverse Effect" shall mean any adverse change in the financial condition, business or operations of the Company which is material to the Company.

         (c) "best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense or the initiation or continuation of any litigation.

         (d) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (e) "person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, or government or any agency or department thereof.

     Section 7.11. PRESS RELEASES. Parent and the Company will seek to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby.

     Section 7.12. SALES TAXES. Any sales or use tax imposed by any domestic or foreign taxing authority with respect to the property of the Company due with respect to the Merger shall be borne by the Parent or Surviving Corporation and expressly shall not be a liability of the shareholders of the Company.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                           PARENT:

                           DI INDUSTRIES, INC.


                           By T. P. Richards, President

                           PURCHASER:

                           DRILLERS, INC.

                           By T. P. Richards, President

                           COMPANY:

                           GREY WOLF DRILLING COMPANY

                           By J. K. B. Nelson, President

                        JAMES K. B. NELSON, INDIVIDUALLY

                                  SCHEDULE 1.6

                                ESCROW AGREEMENT


         This ESCROW AGREEMENT ("Agreement"), dated as of
____________, 1997, between DI INDUSTRIES, INC., a Texas corporation ("Parent"), DRILLERS, INC., a Texas corporation and wholly owned subsidiary of Parent ("Purchaser"), GREY WOLF DRILLING COMPANY, a Texas corporation ("Company"), JAMES K. B. NELSON ("Nelson"), SHELDON B. LUBAR ("Lubar") (Nelson and Lubar being herein sometimes individually referred to as a "Stockholder
Representative" or collectively referred to as the "Stockholder
Representatives"), and , a national banking association ("Escrow Agent"),

                        WITNESSETH:

         WHEREAS, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger dated March ___, 1997 (as amended from time to time, the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Company into and with Purchaser, with the Purchaser being the surviving corporation (the "Surviving Corporation") with the result that the Surviving Corporation will be a wholly owned subsidiary of Parent; and

         WHEREAS, the parties to this Agreement desire, pursuant to Section 1.6(a)(vi) of the Merger Agreement, to provide for the deposit, investment and reinvestment and distribution of an Escrow Fund as hereinafter provided, for the purpose of providing for payment of any Final Judgment Amount or Approved Settlement Amount for which the Surviving Corporation may become liable in connection with the Lawsuit, and to provide for the payment of Contingent Cash Consideration (if any) to the Stockholders of Company on the Distribution Date pursuant to the Merger Agreement if the Escrow Fund has not theretofore been fully distributed or expended pursuant to Section 5 of this Agreement.

         NOW, THEREFORE, in consideration of the premises and as required pursuant to the Merger Agreement, the parties hereto hereby agree as follows:

         1. DEFINITIONS. Unless otherwise stated herein, terms defined in the Merger Agreement shall have the meaning therein stated when used in this Agreement, and the following terms shall have the following meanings:

         (a) "Approved Settlement" shall mean a settlement agreement approved by the Stockholder Representatives (subject to Section 15 hereof) pursuant to which the Subject Claims shall be fully and finally released by TEPCO.

         (b) "Approved Settlement Amount" shall mean the amount of money required to be paid to TEPCO by the Surviving Corporation pursuant to an Approved Settlement in consideration for a full and final release of the Subject Claims, minus any amounts payable to TEPCO from the Surviving Corporation pursuant to such Approved Settlement which are paid, or reimbursed to the Surviving Corporation or Parent, pursuant to insurance policies of the Company (if any) covering the Subject Claims.

         (c) "Contingent Cash Consideration" shall mean, as to each Stockholder, an amount, if any, equal to (i) the Escrow Account Balance, (ii) divided by the number of shares of the Company Common Stock outstanding at the Effective Time (except and excluding any shares of Company Common Stock issued and held in the Company's treasury immediately before the Effective
     Time), and (iii) multiplied by the number of shares of Company Common Stock held by such Stockholder at the Effective Time (except and excluding any Dissenting Shares as to which such Stockholder shall not have failed to perfect, or effectively withdrawn or lost, his right to appraisal and payment with respect thereto prior to the Distribution Date).

         (d) "Designated Attorneys" shall mean the law firm of Fulbright & Jaworski L.L.P. or such other attorney or law firm as shall from time to time hereafter be designated by Stockholder Representatives (with the consent of the Surviving Corporation, which consent shall not unreasonably be withheld or delayed) to represent the Company, Surviving Corporation and Parent (and any of them) in the Lawsuit.

         (e) "Distribution Date" means the date which is the first business day (excluding Saturdays, Sundays and holidays on which National Banks in Houston, Texas are authorized to close) ensuing after the expiration of 20 days after the first to occur of (i) receipt of notice by the Escrow Agent from the Stockholder Representatives and the Surviving Corporation that the Subject Claims have been disposed of by final judgment in the Lawsuit not subject to further appeal denying the Subject Claims, (ii) the date of distribution from the Escrow Fund and payment by the Escrow Agent to the Surviving Corporation of the Final Judgment Amount pursuant to paragraph 5(a) of this Agreement (without causing the Termination Date to occur), or
     (iii) the date of distribution from the Escrow Fund and payment by the Escrow Agent to the Surviving Corporation of the Approved Settlement Amount pursuant to paragraph 5(b) of this Agreement (without causing the Termination Date to occur). When and if a judgment denying the Subject Claims has been entered in the Lawsuit and has become final and not subject to further appeal, the Surviving Corporation shall join with the Stockholder Representatives in giving notice of such fact to the Escrow Agent pursuant to clause (i) of the last preceding sentence, promptly upon request by the Stockholder Representatives.

         (f) "Effective Time" shall mean the effective time of the Merger as provided in the Merger Agreement.

         (f) "Escrow Account Balance" shall mean the amount, if any, held in the Escrow Fund by the Escrow Agent pursuant to this Agreement on the Distribution Date, including the initial escrow deposit of $5,000,000 made pursuant to Section 2 of this Agreement and all income and interest earned on and profits realized from and proceeds of investments of the Escrow Fund, LESS, however, any losses incurred from investments of the Escrow Fund and any amounts paid or owing from the Escrow Fund on or prior to the Distribution Date pursuant to Section 5 hereof to pay expenses or fees of the Escrow Agent, to pay amounts payable to the Surviving Corporation for Reimbursable Expenses and certain taxes payable by the Surviving Corporation pursuant to Section 8 hereof, to pay expenses of the Stockholder Representatives, or to pay a Final Judgment Amount or Approved Settlement Amount to the Surviving Corporation.

         (g) "Escrow Fund" shall mean the initial deposit of $5,000,000 made by Purchaser with the Escrow Agent pursuant to Section 3 of this Agreement and all investments of the Escrow Fund and income and interest earned on and profits realized from investments of the Escrow Fund prior to the Distribution Date, subject to the provisions of Section 7 hereof.

         (h) "Final Judgment" shall mean a final judgment rendered in the Lawsuit which is not subject to further appeal, pursuant to which TEPCO is awarded the right to receive payment of any amount from the Surviving Corporation based upon the Subject Claims.

         (i) "Final Judgment Amount" shall mean the net amount of money (after deduction of any offsetting amounts awarded the Surviving Corporation pursuant to the Final Judgment) which TEPCO is entitled to recover from the Surviving Corporation based upon the Subject Claims pursuant to a Final Judgment, minus any amounts payable to TEPCO from the Surviving Corporation pursuant to such Final Judgment which are paid, or reimbursed to the Surviving Corporation or Parent, pursuant to insurance policies of the Company (if any) covering the Subject Claims.

         (j)  "Lawsuit" shall mean Cause No. 96-49194, styled TEPCO,
     INC. V. GREY WOLF DRILLING COMPANY, now pending in the 164th Judicial

     District Court of Harris County, Texas, and any other lawsuits arising during the term of this Agreement in which the Subject Claims are asserted by TEPCO against the Company or Surviving Corporation.

         (k) "Lawsuit Expenses" shall have the meaning specified in Section 13 of this Agreement.

         (l) "Reimbursable Expenses" shall have the meaning specified in Section 13 of this Agreement.

         (m) "Stockholder" means a holder of Company Common Stock at the Effective Time, and any person who shall have succeeded to the right of such holder to receive payment of the Contingent Cash Consideration prior to the Distribution Date by will or intestate succession or by operation of law.

         (n) "Subject Claims" shall mean the claims asserted by TEPCO against the Company in the Lawsuit as set forth in the Plaintiff's Original Petition heretofore filed in the Lawsuit or which may be asserted by TEPCO against the Company or Surviving Corporation in the Lawsuit based upon the facts, events or circumstances described or referred to in the Plaintiff's Original Petition heretofore filed in the Lawsuit.

         (o) "TEPCO" shall mean TEPCO, Inc., the plaintiff in the Lawsuit, and any successor to the claims against the Company (or Successor Corporation following the Merger) asserted by the plaintiff in the Lawsuit.

         (p) "Termination Date" means the date (if such date occurs) when all amounts remaining in the Escrow Fund are disbursed and distributed pursuant to Section 5 of this Agreement.

         2. APPOINTMENT OF ESCROW AGENT; FEES AND EXPENSES. Parent, Purchaser and Company hereby appoint ____________________, as Escrow Agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment on the terms herein provided. From and after the execution of this Agreement, the Escrow Agent shall be entitled to be paid or reimbursed for the Escrow Agent's fees for services under this Agreement in accordance with the Escrow Agent's fee schedule in effect from time to time, and for reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees) incurred by the Escrow Agent in connection with the performance of its services as Escrow Agent pursuant to this Agreement, which fees and expenses may be withdrawn from the Escrow Fund by the Escrow Agent and paid to itself from time to time upon giving of written notice by the Escrow Agent to the Surviving Corporation and the Stockholder Representatives of the amount and nature of such fees and expenses. If the Escrow Fund is insufficient to pay the fees and expenses of the Escrow Agent, the Surviving Corporation agrees to pay such fees and expenses to the extent not paid from the Escrow Fund.

         3. DEPOSIT OF ESCROW FUND. For the purposes herein set forth, unless this Agreement is terminated pursuant to Section 4 hereof prior to the Effective Time, Parent or Purchaser (who shall be jointly and severally liable to do so) shall, at or immediately after the Effective Time of the Merger, deposit with the Escrow Agent the sum of $5,000,000, which shall be included in the Escrow Fund hereunder. The Escrow Fund will be held, invested, reinvested and disbursed by the Escrow Agent in accordance with the terms hereof.

         4. TERMINATION PRIOR TO EFFECTIVE TIME. If (i) the Subject Claims are fully and finally released prior to the Effective Time, (ii) a judgment denying the Subject Claims in their entirety is entered in the Lawsuit and becomes final and not subject to further appeal prior to the Effective Time, or (iii) the Merger Agreement is terminated pursuant to the provisions of the Merger Agreement prior to the Effective Time, then in any such event this Agreement shall terminate and be of no further force or effect; and neither Parent nor Purchaser shall be obligated to deposit any amount with the Escrow Agent pursuant to Section 3 of this Agreement.

         5. APPLICATION OF ESCROW FUND BEFORE DISTRIBUTION DATE; TERMINATION DATE. At all times before the close of business on the Distribution Date, the Escrow Fund will be retained by the Escrow Agent and shall be distributed or expended at any time or from time to time to the extent required to effect payment of the following:

         (a) If at any time the Escrow Agent shall receive notice from the Stockholder Representatives and the Surviving Corporation that a Final Judgment exists, specifying the Final Judgment Amount payable to TEPCO pursuant to such Final Judgment, the Escrow Agent shall, as promptly as practicable, liquidate investments of the Escrow Fund (to the extent required) and distribute from the Escrow Fund (up to all amounts then remaining in the Escrow Fund) and pay to the Surviving Corporation such Final Judgment Amount or such lesser total amount as shall then remain in the Escrow Fund after payment of any amounts then authorized to be disbursed from the Escrow Fund pursuant to paragraph 5(c), 5(d), or 5(e) of this Agreement. When and if a Final Judgment exists the Surviving Corporation shall join with the Stockholder Representatives in giving notice to the Escrow Agent that such Final Judgment exists, promptly upon request after determination of the amount of the Final Judgment Amount.

         (b) If at any time the Escrow Agent shall receive notice from the Stockholder Representatives that an Approved Settlement exists, specifying the amount of the Approved Settlement Amount payable to

     TEPCO pursuant to such Approved Settlement, the Escrow Agent shall, as promptly as practicable, liquidate investments of the Escrow Fund (to the extent required) and distribute from the Escrow Fund (up to all amounts then remaining in the Escrow Fund) and pay to the Surviving Corporation such Approved Settlement Amount or such lesser total amount as shall then remain in the Escrow Fund after payment of any amounts then authorized to be disbursed from the Escrow Fund pursuant to paragraph 5(c), 5(d) or 5(e) of this Agreement.

         (c) From time to time when and as authorized pursuant to Section 2 of this Agreement, the Escrow Agent shall liquidate investments of the Escrow Fund (to the extent required) and disburse funds from the Escrow Fund to pay or reimburse the Escrow Agent for fees of the Escrow Agent for its service hereunder and for expenses reasonably incurred by Escrow Agent in connection with this Agreement, to the extent that such fees or expenses can be paid or reimbursed from amounts then remaining in the Escrow Fund.

         (d) From time to time when and as authorized pursuant to Section 8 of this Agreement, the Escrow Agent shall liquidate investments of the Escrow Fund (to the extent required) and disburse funds from the Escrow Fund to reimburse the Surviving Corporation for Reimbursable Expenses and certain taxes paid or payable by the Surviving Corporation as described in said
     Section 8, to the extent that such Reimbursable Expenses and taxes can be reimbursed from amounts then remaining in the Escrow Fund.

         (e) From time to time when and as authorized pursuant to Section 11 of this Agreement, the Escrow Agent shall liquidate investments of the Escrow Fund (to the extent required) and disburse funds from the Escrow Fund to pay or reimburse the Stockholder Representatives, and either of them, for expenses reasonably incurred by the Stockholder Representatives in connection with this Agreement, to the extent that such expenses can be paid or reimbursed from amounts then remaining in the Escrow Fund.

If at any time the entirety of the then remaining Escrow Fund shall be required to be distributed and disbursed pursuant to this Section 5, the date of final disbursement and distribution of the remaining funds in the Escrow Fund by the Escrow Agent pursuant to this Section 5 shall be the Termination Date. If the Termination Date occurs, the Distribution Date will not occur, and no amount of the Escrow Fund will be disbursed or distributed by the Escrow Agent pursuant to
Section 6 of this Agreement.

         6. APPLICATION OF ESCROW FUND ON THE DISTRIBUTION DATE. If the Termination Date does not occur and an event which will cause the Distribution Date to occur after the expiration of 20 days pursuant to paragraph 1(e) shall have occurred, then at least five days prior to the Distribution Date the Escrow Agent shall liquidate all investments of the Escrow Fund. On the Distribution Date, the Escrow Agent shall distribute and pay to itself in its capacity as the Exchange Agent pursuant to the Merger Agreement, as bailee for the Stockholders for distribution to the Stockholders pursuant to the Merger Agreement, an amount of the Escrow Account Balance equal to the sum of the Contingent Cash Consideration of all Stockholders. Payment by Escrow Agent of the sum of the Contingent Cash Consideration of all Stockholders to itself in its capacity as the Exchange Agent under the Merger Agreement as bailee for the Stockholders as provided for herein shall be deemed to constitute payment to each Stockholder of the Contingent Cash Consideration owing by Parent and the Surviving Corporation to such Stockholder for all purposes including Section 14 of this Agreement. Any amount of the Escrow Account Balance in excess of the sum of the Contingent Cash Consideration of all Stockholders (consisting of the amount, if any, of the Escrow Account Balance which would be payable as Contingent Cash Consideration with reference to Dissenting Shares if all Stockholders who owned such Dissenting Shares at the Effective Time had effectively withdrawn their right to appraisal and payment with respect thereto) shall be distributed and paid by the Escrow Agent to the Surviving Corporation on the Distribution Date. The right of a Stockholder to receive payment through the Exchange Agent of any amount of the Escrow Account Balance pursuant to this Section 6 may not be transferred or otherwise assigned by the Stockholder to any person, unless such transfer occurs by will or intestate succession or by operation of law. Parent shall provide a statement to the Stockholder Representatives and the Escrow Agent no later than five days prior to the Distribution Date setting forth the aggregate percentage of the Escrow Account Balance to be distributed to the Exchange Agent on the Distribution Date as the sum of the Contingent Cash Consideration of all Stockholders.

         7. INVESTMENT OF THE ESCROW FUND. The Escrow Agent shall invest and reinvest the Escrow Fund in readily marketable securities of the United States of America or its lawful agencies or in securities guaranteed by the full faith and credit of the United States, which securities, in each case, shall have maturities of one year or less after purchase thereof by the Escrow Agent. It is expressly agreed and stipulated that none of the Escrow Agent, the Parent, the Surviving Corporation or the Stockholder Representatives shall in any way whatsoever be liable for losses on any investment of the Escrow Fund, including, but not limited to, losses from market risks, due to premature liquidation or resulting from other actions taken pursuant to this Agreement. The Escrow Agent shall provide written reports to the Surviving Corporation and the Stockholder Representatives (i) prior to the fifteenth day of each month until the Distribution Date or Termination Date occurs, and (ii) if the Termination Date does not occur, prior to the fifteenth day of the month next succeeding the month during which the Distribution Date occurs, or (iii) if the Termination Date occurs, prior to the fifteenth day of the month next succeeding the month during which the Termination Date occurs, in each case showing investments and reinvestments made of the Escrow Fund, income or interest received on investments of the Escrow Fund, proceeds received and profits or losses realized on sales of investments of the Escrow Fund, and disbursements, if any, from the Escrow Fund through the end of the last preceding calendar month. Additionally, at any time upon request from the Surviving Corporation or the Stockholder Representatives the Escrow Agent shall provide them with a special report reflecting such of the information specified in the last preceding sentence as they shall request with respect to the period since the end of the period covered by the last report provided pursuant to the last preceding sentence down to the date of such special report. All income and profits realized on investment and reinvestment and sale or liquidation of investments of the Escrow Fund shall become a part of the Escrow Fund, and all losses and expenses suffered or incurred on investment and reinvestment and sale or liquidation of investments of the Escrow Fund shall be deducted from and shall no longer constitute part of the Escrow Fund.

         8. TAXES ON INCOME AND PROFITS OF ESCROW FUND; REIMBURSABLE EXPENSES. Any income or profits realized from investment or reinvestment or sale or liquidation of investments of the Escrow Fund by the Escrow Agent which are taxable for federal income tax purposes ("Taxable Income or Profits"), and any expenses or losses incurred in connection with the Escrow Fund and this Agreement and the investment or reinvestment or sale or liquidation of the Escrow Fund which are payable or deducted from the Escrow Fund and are deductible for federal income tax purposes ("Deductible Expenses or Losses") shall be deemed for federal income tax purposes to be income, profits, expenses or losses, as applicable, of the Surviving Corporation and not the Escrow Fund or Stockholders. The Surviving Corporation or Parent, as applicable, shall report and pay any federal income taxes attributable to the amount, if any, of such Taxable Income or Profits in excess of such Deductible Expenses or Losses, as applicable. Upon payment of any such taxes, the Surviving Corporation shall certify in writing to the Escrow Agent and the Stockholder Representatives that it has paid such taxes, specifying the amount thereof and the amounts of the Taxable Income or Profits and Deductible Expenses or Losses (as applicable) taken into account in determining the amount of such taxes. Additionally, on or prior to the Distribution Date, the Surviving Corporation shall certify in writing to the Escrow Agent and the Stockholder Representatives the amount, if any, of any additional federal income taxes not theretofore paid by the Surviving Corporation or Parent which the Surviving Corporation or Parent will be required to pay on account of the amount, if any, of Taxable Income or Profits in excess of Deductible Expenses or Losses. In each instance, the amount of the federal income taxes paid or payable by the Surviving Corporation or Parent with respect to the excess, if any, of Taxable Income or Profits above Deductible Expenses or Losses shall be calculated at the Parent's marginal federal corporate income tax rate actually applicable to the Parent's taxable income, if any, for the tax year of the Parent during which the applicable Taxable Income or Profits accrued; and if for any tax year of the Surviving Corporation or Parent the Deductible Losses or Expenses available for deduction from Taxable Income or Profits for such tax year shall exceed such Taxable Income or Profits, the excess shall be carried forward to the succeeding tax year or years and deducted from Taxable Income or Profits in such succeeding tax year or years for purposes of calculating the amount, if any, of the federal income tax paid or payable by the Surviving Corporation or Parent with respect to Taxable Income or Profits for such succeeding tax year or years. The amounts of federal income taxes paid or payable by the Surviving Corporation or Parent on account of an excess of Taxable Income or Profits above Deductible Expenses or Losses which shall be certified by the Surviving Corporation to the Escrow Agent and Stockholder Representatives from time to time as provided for above in this section shall be distributed and paid by the Escrow Agent from the Escrow Fund to the Surviving Corporation (or Parent if directed by the Surviving Corporation) within five days after receipt of each such certification. Additionally, upon payment by the Surviving Corporation from time to time of any Lawsuit Expenses (as defined in Section 13 below) incurred after the Effective Time, the Surviving Corporation shall certify in writing to the Escrow Agent and the Stockholder Representatives that it has paid such Lawsuit Expenses, specifying in reasonable detail the nature and amounts thereof and the amount of the Reimbursable Expenses (as defined, and calculated as provided, in said Section 13) for which the Surviving Corporation is entitled to reimbursement from the Escrow Fund by reason of payment of such Lawsuit Expenses. Additionally, on or prior to the Distribution Date, the Surviving Corporation shall certify in writing to the Escrow Agent and the Stockholder Representatives the amount, if any, of any additional Lawsuit Expenses which have been incurred by the Surviving Corporation after the Effective Time and which it will be required to pay but which have not theretofore been paid by it, specifying in reasonable detail the nature and amounts of such Lawsuit Expenses and the amount of the Reimbursable Expenses (as defined, and calculated as provided, in said Section 13) for which the Surviving Corporation is entitled to reimbursement from the Escrow Fund by reason of being required to pay such Lawsuit Expenses. The amounts of Reimbursable Expenses for which the Surviving Corporation is entitled to reimbursement from the Escrow Fund by reason of Lawsuit Expenses paid or payable by the Surviving Corporation which shall be certified by the Surviving Corporation to the Escrow Agent and Stockholder Representatives from time to time as provided for above in this section shall be distributed and paid by the Escrow Agent from the Escrow Fund to the Surviving Corporation within five days after receipt of each such certification. If requested by Escrow Agent, Parent and the Surviving Corporation shall provide the Escrow Agent with taxpayer identification numbers for Parent and the Surviving Corporation promptly after receipt of such request.

         9. LIABILITY OF ESCROW AGENT. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Agreement; and all parties acknowledge and agree that the Escrow Agent is acting solely and exclusively as a depository hereunder. The Escrow Agent will not be subject to, or be obligated to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth or provided for herein. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Agreement that it reasonably believes to be genuine and in conformity with the requirements of this Agreement. The Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. The Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of counsel. Without limiting the foregoing, the Escrow Agent will not be liable for any error of judgment or any act done or omitted to be done or any step taken by it in good faith or for any mistake of fact or law or for anything that it might do or refrain from doing in connection with this Agreement, INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OF ESCROW AGENT, except to the extent such actions or omissions shall be proved to constitute gross negligence or willful misconduct on the part of the Escrow Agent.

         10. INDEMNIFICATION OF ESCROW AGENT. PARENT AND THE SURVIVING CORPORATION, JOINTLY AND SEVERALLY, WILL INDEMNIFY AND HOLD THE ESCROW AGENT HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES OR EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES) IT MAY SUSTAIN BY REASON OF ITS SERVICES AS ESCROW AGENT HEREUNDER, BUT ONLY TO THE EXTENT SUCH LOSSES, COSTS, DAMAGES OR EXPENSES EXCEED THE AMOUNT OF THE FUNDS AVAILABLE IN THE ESCROW FUND TO PAY OR REIMBURSE SAME, AND EXCEPT SUCH LOSSES, COSTS, DAMAGES OR EXPENSES INCURRED BY REASON OF ACTS OR OMISSIONS FOR WHICH THE ESCROW AGENT IS LIABLE OR RESPONSIBLE UNDER THE PROVISIONS OF THE LAST SENTENCE OF SECTION 9 OF THIS AGREEMENT. THE FOREGOING INDEMNITY AGREEMENT SHALL SURVIVE THE RESIGNATION OF THE ESCROW AGENT OR THE TERMINATION OF THIS ESCROW AGREEMENT.

         11. STOCKHOLDER REPRESENTATIVES. Company hereby appoints James K. B. Nelson and Sheldon B. Lubar as Stockholder Representatives to act hereunder on behalf of all Stockholders as herein provided. In consideration of James K. B. Nelson and Sheldon B. Lubar (and any successor Stockholder Representative) acting as the Stockholder Representatives hereunder on behalf of all Stockholders, each such Stockholder, by accepting the Merger Consideration in respect of such Stockholder's shares of Company Common Stock pursuant to the Merger Agreement and becoming a beneficiary of this Agreement, consents to and affirms the appointment of the Stockholder Representatives to act hereunder on behalf of all Stockholders as herein provided, authorizes the Stockholder Representatives to act on behalf of such Stockholder pursuant to the terms of this Agreement, and releases each Stockholder Representative from liability for any error of judgment or action taken or not taken by such Stockholder Representative in connection with this Agreement, INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OF SUCH

STOCKHOLDER REPRESENTATIVE, except only for such Stockholder
Representative's gross negligence or willful misconduct, and further agrees, without limiting the foregoing, that each Stockholder Representative shall be fully protected and shall have no liability if acting in good faith in conformity with the opinion of counsel. The Stockholder Representatives shall not be deemed to be trustees and shall not be held to a standard of conduct applicable to a trustee or other fiduciary. Any action taken by any one of the Stockholder Representatives shall be deemed for all purposes as an action taken by both Stockholder Representatives and shall bind the Stockholders accordingly; but no Stockholder Representative shall be liable for any action or omission of any other Stockholder Representative in which the former Stockholder Representative did not participate. In each instance, in case of the resignation, death or inability to act of a Stockholder Representative, a successor Stockholder Representative shall be designated by Stockholders formerly holding a majority of the outstanding shares of Company Common Stock at the Effective Time of the Merger, any such designation to be evidenced by a writing signed by such Stockholders and to take effect when executed copies thereof have been delivered to the Escrow Agent and the Surviving Corporation. The remaining Stockholder Representative shall continue to serve and act on behalf of the Stockholder Representatives under this Agreement pending designation of any such successor Stockholder Representative. Each successor Stockholder Representative shall have all the power, authority, rights, and privileges hereby conferred upon an original Stockholder Representative hereunder, and the term Stockholder Representative as used herein shall be deemed to include each such successor Stockholder Representative. Each Stockholder Representative shall be entitled to be reimbursed from the Escrow Fund, as provided in paragraph 5(e) of this Agreement, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with the performance of services as Stockholder Representative pursuant to this Agreement, upon presentation to the Escrow Agent and the Surviving Corporation of a statement and reasonable supporting evidence of payment by such Stockholder Representative of such expenses.

         12. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign from its duties hereunder by giving written notice of such resignation to Parent, the Surviving Corporation, and the Stockholder Representatives at least 30 days prior to the effective date of such resignation. A successor Escrow Agent shall be appointed by agreement of Parent and the Stockholder Representatives, which appointment shall be evidenced by a written agreement signed by Parent and the Stockholder Representatives, copies of which shall be delivered to the Escrow Agent. Upon the effective date of resignation by the Escrow Agent, the Escrow Agent shall deliver the Escrow Fund to the successor Escrow Agent appointed as aforesaid. If a successor Escrow Agent has not been appointed prior to the effective date of resignation by the Escrow Agent, the Escrow Agent's sole responsibility after the effective date of such resignation shall be, at the election of the Escrow Agent:

         (a) to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated successor Escrow Agent, if any, thereafter appointed by Parent and the Stockholder Representatives as above provided, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, or

         (b) to institute a petition for interpleader in a court of competent jurisdiction and pay and deliver the Escrow Fund into the registry of such court,

in either which event the Escrow Agent's obligations hereunder shall cease and terminate upon payment or delivery of the Escrow Fund as provided in paragraph
(a) or (b), as applicable, of this section.

         13. CONTROL OF LAWSUIT. The Company believes that the Subject Claims asserted by TEPCO in the Lawsuit are entirely without merit and believes that if the Lawsuit is tried the Subject Claims will be denied in their entirety and the Company will recover judgment against TEPCO on its counterclaim which has been asserted in the Lawsuit. The Company has agreed to enter into this Escrow Agreement incident to execution of the Merger Agreement solely to avoid potential delay in or interference with closing of the Merger which might otherwise result from the pendency of the nebulous and unquantified claims for alleged "damages" which have been asserted by TEPCO in its petition filed in the Lawsuit. The Designated Attorneys shall be engaged to represent the Company and, after the Effective Time, the Surviving Corporation (and Parent, if it is made a party to the Lawsuit) in connection with the investigation, preparation for trial, trial and any appeal of any judgment entered in the Lawsuit and in connection with any mediation or other settlement negotiations in connection with the Subject Claims and the Lawsuit. The fees (calculated at the customary hourly rates charged by the Designated Attorneys from time to time) and charges for expenses of the Designated Attorneys for such services and all other costs and expenses and court costs in connection with the Lawsuit and any appeal of any judgment entered therein, except only amounts of a Final Judgment Amount or Approved Settlement Amount which are to be paid out of the Escrow Fund as provided for in Section 5 of this Agreement, are herein collectively called "Lawsuit Expenses." The Company and, after the Effective Time, the Surviving Corporation shall bear and pay the Lawsuit Expenses; PROVIDED that the Surviving Corporation shall be entitled to receive reimbursement from the Escrow Fund from time to time (to the extent of the funds available in the Escrow Fund to effect such reimbursement) as provided in Section 8 of this Agreement for amounts (herein called "Reimbursable Expenses") equal to one-half (1/2) of all Lawsuit Expenses incurred after the Effective Time which are paid or incurred by the Surviving Corporation from time to time and which have not theretofore been taken into account in certificates of Lawsuit Expenses and Reimbursable Expenses theretofore provided by the Surviving Corporation to the Escrow Agent and Stockholder Representatives pursuant to said Section 8. From and after the Effective Time, the Stockholder Representatives shall be authorized and empowered to control and direct and shall control and direct the handling of the Lawsuit by the Designated Attorneys; and the Surviving Corporation and Parent shall provide such assistance and cooperation as shall be reasonably requested by the Designated Attorneys, including production of documents and records, provision of depositions or testimony of employees as witnesses, and provision of such information as shall be available to the Company, Surviving Corporation or Parent. After the Effective Time, the Surviving Corporation shall be entitled to participate in (but not control) the defense of the Lawsuit through attorneys of its choice at its sole cost and expense (which shall not constitute "Lawsuit Expenses") and shall be entitled to updates of the status of the Lawsuit from the Designated Attorneys from time to time upon request. After the Effective Time, the Stockholder Representatives shall be entitled, if they so elect in the exercise of their discretion, to approve and to require that the Surviving Corporation and Parent (and either of them, as applicable) enter into a settlement agreement with TEPCO providing for a full and final release of the Subject Claims and dismissal of the Lawsuit; provided that the Stockholder Representatives shall not be authorized, without consent of the Surviving Corporation and Parent, to approve a settlement which will require the Surviving Corporation or Parent to pay any amount of money in excess of funds available to be paid and which are paid out of the Escrow Fund pursuant to this Agreement or are paid or reimbursed pursuant to insurance policies (if any) maintained by the Company covering the Subject Claims, or which will require the Surviving Corporation or Parent to undertake any affirmative obligation (other than customary agreements to indemnify TEPCO with respect to claims of the Company, Parent or Surviving Corporation against TEPCO which are released pursuant to a settlement) to TEPCO or any other person other than for the payment of amounts of money which are available to be paid and are paid out of the Escrow Fund pursuant to this Agreement or are paid or reimbursed pursuant to insurance policies (if any) maintained by the Company covering the Subject Claims; provided that the Stockholder Representatives shall be entitled and authorized, if they so elect in the exercise of their discretion, to approve and require the Surviving Corporation and Parent to enter into a settlement which will require that the Surviving Corporation or Parent release (in whole or in part) any counterclaim or counterclaims against TEPCO which have been or are asserted in the Lawsuit on behalf of the Company, Surviving Corporation or Parent as full or partial consideration for the full and final release of the Subject Claims. Parent and Purchaser recognize and acknowledge that a conflict of interest may exist as between Parent and the Surviving Corporation, on the one hand, and the Stockholders and Stockholder Representatives, on the other hand, concerning negotiation or approval of any proposed or possible settlement of the Lawsuit and Subject Claims; and Company, Parent and Purchaser expressly agree and stipulate (subject to and without waiving the rights of Parent and the Surviving Corporation under Section 15 of this Agreement) that:

         (a) The Designated Attorneys shall be authorized and directed to, and shall, render and provide advice, assistance and recommendations concerning any proposed or possible settlement of the

     Lawsuit and Subject Claims based solely on the opinion of the Designated Attorneys, in the exercise of their professional judgment and discretion, as to whether any such settlement would be in the best interest of the Stockholders, and WITHOUT REGARD to whether any such settlement would be in the best interest of the Surviving Corporation or Parent. Specifically, and without limiting the foregoing, the Designated Attorneys shall have no duty or obligation whatsoever to the Surviving Corporation or Parent to recommend or to attempt to negotiate or obtain a settlement of the Lawsuit or Subject Claims unless the Designated Attorneys conclude, in the exercise of their professional judgment and discretion, that such settlement would be in the best interest of the Stockholders (determined without regard for the interests of the Surviving Corporation or Parent). The Surviving Corporation and Parent shall consult with and shall rely upon counsel other than the Designated Attorneys with reference to any proposed or possible settlement of the Lawsuit and Subject Claims; and the Designated Attorneys shall have no liability or responsibility whatsoever to the Surviving Corporation or Parent for any decision, advice or recommendation of the Designated Attorneys concerning whether to approve or disapprove or to seek to obtain or negotiate any possible or proposed settlement of the Lawsuit or Subject Claims or any action or omission of the Designated Attorneys in connection with negotiating or attempting to negotiate any such settlement.

         (b) The Stockholder Representatives shall be authorized and empowered to, and shall, make decisions whether to seek to settle, or to approve any proposed or possible settlement providing for a full release of, the Subject Claims based solely on the opinion of the Stockholder Representatives, in the exercise of their discretion, as to whether any such settlement would be in the best interest of the Stockholders, and WITHOUT REGARD to whether any such settlement would be in the best interest of the Surviving Corporation or Parent. Specifically, and without limiting the foregoing, the Stockholder Representatives shall have no duty or obligation whatsoever to the Surviving Corporation or Parent to approve or to attempt to negotiate or obtain a settlement of the Lawsuit or Subject Claims unless the Stockholder Representatives conclude, in the exercise of their discretion, that such settlement would be in the best interest of the Stockholders (determined without regard for the interests of the Surviving Corporation or Parent); and the Stockholder Representatives shall have no liability or responsibility whatsoever to the Surviving Corporation or Parent for any decision of the Stockholder Representatives concerning whether to approve or disapprove or to seek to obtain or negotiate any possible or proposed settlement of the Lawsuit or Subject Claims or any action or omission of the Stockholder

     Representatives in connection with negotiating or attempting to negotiate any such settlement.

         14. SECURITY INTEREST AND PLEDGE. Under the provisions of the Merger Agreement, unless the Termination Date occurs, Parent and the Surviving Corporation are jointly and severally liable and responsible to pay or cause to be paid, and have agreed to pay or cause to be paid, the Contingent Cash Consideration to the respective Stockholders on the Distribution Date. To secure such obligation of Parent and the Surviving Corporation to pay such Contingent Cash Consideration to the respective Stockholders as provided in the Merger Agreement, Parent and Purchaser (as the corporate entity which will be the Surviving Corporation upon the Merger) hereby pledge and collaterally assign to the Stockholders and the Stockholder Representatives for the use and benefit of and as representatives of the Stockholders, and grant to the Stockholders and the Stockholder Representatives for the use and benefit of and as representatives of the Stockholders a lien on and a continuing security interest in and to, the Escrow Fund (including, without limitation, all bank accounts in which the Escrow Agent may at any time deposit funds in the Escrow Fund, all securities in which the Escrow Fund may at any time or times be invested or reinvested by the Escrow Agent, all income from and proceeds of securities in which the Escrow Fund is at any time or times invested or reinvested by the Escrow Agent, all money at any time held by the Escrow Agent as a part of the Escrow Fund, and all accounts, documents, instruments and general intangibles at any time owing to or held by the Escrow Agent and constituting a part of the Escrow Fund). If the Distribution Date occurs, failure of the Parent and Surviving Corporation to pay or cause to be paid the Contingent Cash Consideration to any Stockholder on the Distribution Date shall constitute a default. Upon any such default, the pledge and collateral assignment and lien and security interest in and to the Escrow Fund herein granted to the Stockholders and to the Stockholder Representatives for the use and benefit of and as representatives of the Stockholders may be enforced or foreclosed by the Stockholder Representatives for the use and benefit of the Stockholders in any manner authorized by applicable law, including, without limitation, in accordance with the provisions of Subchapter E of Chapter 9 of the Uniform Commercial Code of Texas (including, without limitation, exercise of the rights and powers and in accordance with the provisions and procedures provided for or described in any or all of Sections 9.502, 9.503 and 9.504 of the Uniform Commercial Code of Texas), with the proceeds of the Escrow Fund, after deduction of expenses of enforcement or foreclosure, to be applied toward payment of the Contingent Cash Consideration owing to the respective Stockholders, in proportion to the respective amounts of the Contingent Cash Consideration owing to such respective Stockholders. Prior to the Effective Time, Parent and the Purchaser will execute and file financing statements under the Uniform Commercial Code in favor of the Stockholder Representatives as secured parties to evidence and perfect the security interest in the Escrow Fund hereinabove granted by Parent and the Purchaser (to the extent, if any, that filing of a financing statement is required to perfect such security interest), and immediately after the Effective Time the Surviving Corporation shall execute and file a financing statement (in the same form as the financing statement executed and filed by the Purchaser of even date herewith) in the name of the Surviving Corporation as debtor in favor of the Stockholder Representatives as secured parties to further evidence and perfect such security interest. Parent and Surviving Corporation will timely execute and file continuation statements as and when required under Section 4.403 of the Uniform Commercial Code of Texas to maintain the effectiveness of such financing statements at all times until the Contingent Cash Consideration has been paid to the Stockholders or the Termination Date has occurred. Upon payment of the Contingent Cash Consideration to the Stockholders or upon occurrence of the Termination Date, the Stockholder Representatives shall, upon request, execute and deliver to Parent and the Surviving Corporation termination statements with respect to the financing statements and continuation statements (if any) executed and filed by Parent, the Purchaser and the Surviving Corporation pursuant to this Section, as provided for in Section 9.404 of the Uniform Commercial Code of Texas. Escrow Agent acknowledges and agrees that Escrow Agent shall receive, hold and maintain possession and control of the Escrow Fund as bailee of and for the Stockholder Representatives and Stockholders as secured parties and as holders of the common law pledge and assignment and lien herein granted in and to the Escrow Fund (including, without limitation, all bank accounts in which the Escrow Agent may at any time deposit funds in the Escrow Fund, all securities in which the Escrow Fund may at any time or times be invested or reinvested by the Escrow Agent, all income from and proceeds of securities in which the Escrow Fund is at any time or times invested or reinvested by the Escrow Agent, all money at any time held by the Escrow Agent as a part of the Escrow Fund, and all accounts, documents, instruments and general intangibles at any time owing to or held by the Escrow Agent and constituting a part of the Escrow Fund) at all times until distribution of the Escrow Fund by the Escrow Agent on the Distribution Date pursuant to Section 6 of this Agreement or occurrence of the Termination Date (whichever first occurs); provided, of course, that Escrow Agent may disburse or distribute amounts from the Escrow Fund from time to time as and when required under the provisions of Section 5 or Section 6 of this Agreement, and amounts thus disbursed or distributed from the Escrow Fund pursuant to and as authorized in
Section 5 of this Agreement shall not thereafter be subject to the security interest and common law pledge and assignment and lien herein granted to the Stockholders and Stockholder Representatives.

         15. ARBITRATION REGARDING PROPOSED SETTLEMENT AGREEMENTS. Notwithstanding the provisions of Section 13 of this Agreement, if at any time or times during the term of this Agreement TEPCO shall make an offer ("TEPCO Settlement Offer") to settle and release the Subject Claims which would require payment of an Approved Settlement Amount from the Escrow Fund if such offer were accepted and approved by the Stockholder Representatives, and if the Stockholder Representatives do not approve or accept such TEPCO Settlement Offer but the Surviving Corporation believes that such TEPCO Settlement Offer is fair and reasonable and should be accepted, the Surviving Corporation shall have the right to require that the decision ("Disputed Decision") whether to accept or reject the TEPCO Settlement Offer be determined by arbitration as hereinafter provided, by giving written notice (an "Arbitration Demand Notice") to the Stockholder Representatives. If the Surviving Corporation gives an Arbitration Demand Notice to the Stockholder Representatives with respect to a TEPCO Settlement Offer, the Surviving Corporation and Stockholder Representatives shall endeavor in good faith to agree upon a "Qualified Arbitrator" (as hereinafter defined) to whom the Disputed Decision shall be submitted for resolution. If a Qualified Arbitrator has not been selected by agreement within ten days after giving of an Arbitration Demand Notice to the Stockholder Representatives, either the Surviving Corporation or the Stockholder Representatives shall have the right to request that a Qualified Arbitrator be appointed by the Judge of the United States District Court for the Southern District of Texas, Houston Division, who is senior in service. A "Qualified Arbitrator" shall be a neutral, licensed, well-regarded attorney practicing in Houston, Texas, who has significant experience in, and who regularly engages in, the defense of commercial litigation and who does not represent and has not represented the Company or Parent or any of Parent's subsidiaries or either of the Stockholder Representatives (and who is not and has not within the preceding five years been associated with a law firm which represents or has within the preceding five years represented the Company or Parent or any of Parent's subsidiaries or either of the Stockholder Representatives). Upon the selection or appointment of a Qualified Arbitrator, the Qualified Arbitrator shall be provided access to all available information and files concerning the Lawsuit and Subject Claims and the TEPCO Settlement Offer, subject only to such restrictions as shall be necessary to preserve the attorney-client privilege and work-product privilege with respect to privileged communications between the Designated Attorneys and the Company, Surviving Corporation (and Parent, if applicable) and Stockholder Representatives and the work-product of the Designated Attorneys; and the Surviving Corporation and Stockholder Representatives shall each be afforded the right to present their views and arguments to the Qualified Arbitrator as to whether the TEPCO Settlement Offer is fair and reasonable and should be accepted or rejected. The Qualified Arbitrator shall render a decision, in the exercise of his professional judgment and discretion, whether the TEPCO Settlement Offer is fair and reasonable and should be accepted or rejected, based upon the assumptions and standards hereinafter specified. In making such decision, the Qualified Arbitrator shall assume that this Escrow Agreement does not exist and that any obligation of the Surviving Corporation or Parent to pay any amount of Contingent Cash Consideration to the Stockholders is wholly independent of and would not be affected in any manner by the Lawsuit or Subject Claims or any settlement of the Subject Claims or final judgment, either favorable or adverse, entered in the Lawsuit, and shall further assume that the Surviving Corporation and Parent and Parent's shareholders would be required to bear the entire cost, expense and burden of the settlement proposed in the TEPCO Settlement Offer and would likewise be required to bear the entire cost, expense and burden of continuing to defend the Subject Claims and of appeal and, if required, payment of any adverse judgment which might be entered in the Lawsuit (without either increasing or diminishing any obligations to or rights with respect to the Stockholders); and such decision shall be based upon the opinion of the Qualified Arbitrator, in the exercise of his professional judgment and discretion, whether acceptance or rejection of the TEPCO Settlement Offer would be advisable or inadvisable and in or not in the best interest of the Surviving Corporation and Parent based upon the aforesaid assumptions. The decision of the Qualified Arbitrator with reference to a Disputed Decision shall be signed by the Qualified Arbitrator and provided in writing to the Stockholder Representatives and the Surviving Corporation and shall be final and binding upon the Stockholder Representatives, Stockholders, Parent and the Surviving Corporation. The decision shall not state reasons for the conclusions of the Qualified Arbitrator, but shall simply state the decision of the Qualified Arbitrator whether the TEPCO Settlement Offer should be accepted or rejected based upon the assumptions and standards prescribed herein. All hearings and proceedings in connection with arbitration of any Disputed Decision and any decision of the Qualified Arbitrator shall be maintained confidential to the maximum extent allowed by law, except that the decision of the Qualified Arbitrator may be disclosed if and to the extent required to enforce compliance with such decision by the Stockholder Representatives, if necessary. If the Qualified Arbitrator renders a decision that a TEPCO Settlement Offer should be accepted, such decision shall specify the Approved Settlement Amount which would be required to be paid to TEPCO pursuant to an Approved Settlement in accordance with such TEPCO Settlement Offer; and the Stockholder Representatives shall be required to approve the acceptance by the Surviving Corporation (and Parent, if applicable) of such TEPCO Settlement Offer, and, if TEPCO agrees, the Surviving Corporation (and Parent, if applicable) shall enter into an Approved Settlement in accordance with such TEPCO Settlement Offer providing for payment of the Approved Settlement Amount specified in the Qualified Arbitrator's decision, in which event the Stockholder Representatives shall promptly give notice of such Approved Settlement and the Approved Settlement Amount payable to TEPCO pursuant to such Approved Settlement as provided for in paragraph 5(b) of this Agreement. The Designated Attorneys shall represent the Stockholder Representatives in connection with any arbitration of a Disputed Decision; and the fees and expense charges of the Designated Attorneys in connection such arbitration shall be paid by the Surviving Corporation and shall be deemed and considered to be "Lawsuit Expenses" as hereinabove defined (so that the Surviving Corporation may certify such Lawsuit Expenses to the Escrow Agent to request reimbursement from the Escrow Fund of one-half thereof as Reimbursable Expenses as provided for in
Section 8 of this Agreement). The Surviving Corporation shall also bear and pay all fees and expenses of the Qualified Arbitrator and any fees or expenses of attorneys or other representatives of the Surviving Corporation in connection with any arbitration of a Disputed Decision; and such fees and expenses shall likewise be deemed to be "Lawsuit Expenses" as hereinabove defined (so that the Surviving Corporation may certify such Lawsuit Expenses to the Escrow Agent to request reimbursement from the Escrow Fund of one-half thereof as Reimbursable Expenses as provided for in Section 8 of this Agreement) A Qualified Arbitrator to whom a Disputed Decision is submitted for decision by arbitration pursuant to this section shall not have an attorney-client relationship with, or have or be subject to the duties or responsibility of an attorney representing, any of the Stockholders, the Stockholder Representatives, the Surviving Corporation or Parent; and such Qualified Arbitrator shall have no liability to any of the Stockholders, Stockholder Representatives, Surviving Corporation or Parent for any decision with respect to a Disputed Decision rendered by such Qualified Arbitrator in good faith in the exercise of such Qualified Arbitrator's professional judgment and discretion. The arbitration agreement set forth in this section is made pursuant to the Federal Arbitration Act, 9 U.S.C. sections 1, et seq. ("Arbitration Act"); and, pursuant to section 9 of the Arbitration Act, a judgment of the United States District Court for the Southern District of Texas, Houston Division, shall be entered to enforce any decision of a Qualified Arbitrator requiring approval of a TEPCO Settlement Offer pursuant to an arbitration hereunder, upon the request of the Surviving Corporation if the Stockholder Representatives shall fail or refuse to comply with their agreements with respect to compliance with such decision set forth herein.

         16. NOTICES. All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid, in the United States mail, or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below:

     If to the Escrow Agent:

     If to Parent or the Purchaser or the Surviving Corporation:

         DI Industries, Inc.
         625 Paragon Center One
         450 Gears Road
         Houston, Texas 77067
         Attention:  T. P. Richards, President
         Fax No.:  (713) 874-0194

              With a copy to:

                  Gardere Wynne Sewell & Riggs, L.L.P.
                  333 Clay Avenue, Suite 800
                  Houston, Texas 77002
                  Attention:  Frank M. Putman, Esq.
                  Fax No.:  (713) 308-5555

     If to the Company:

         Grey Wolf Drilling Company
         1980 Post Oak Boulevard, Suite 1150
         Houston, Texas 77056-3808
         Attention:  J. K. B. Nelson, President
         Fax No.:  (713) 626-9653

              With a copy to:

                  Fulbright & Jaworski L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas 77010
                  Attention:  Uriel E. Dutton, Esq.
                  Fax No.:  (713) 651-5246

     If to the Stockholder Representatives:

         James K. B. Nelson
         1980 Post Oak Boulevard, Suite 1150
         Houston, Texas 77056-3808
         Fax No.:  (713) 626-9653

         and

         Sheldon B. Lubar
         777 E. Wisconsin Avenue, Suite 3380
         Milwaukee, Wisconsin 53202-5302
         Fax No.:  (414) 291-9061

              With a copy to:

                  Fulbright & Jaworski L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas 77010-3095
                  Attention:  Uriel E. Dutton, Esq.
                  Fax No.:  (713) 651-5246

Delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Agreement may change the address to which communications to such party hereunder are to be directed by giving notice to the other parties hereto in the manner provided in this section. Any notice delivered to the Escrow Agent with respect to any payment requested to be made from the Escrow Fund shall specifically reference the governing Section of this Agreement pursuant to which such payment request is being made.

         17. FURTHER RIGHTS OF ESCROW AGENT. In the event of any conflicting or inconsistent claims or demands being made against the Escrow Agent in connection with the subject matter of this Agreement, or in the event the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all parties have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been settled and all doubt resolved by agreement among all of the interested parties, and the Escrow Agent shall have been notified thereof in writing signed by all such parties. In addition to the foregoing rights, in the event the Escrow Agent has any doubt as to the course of action it should take under this Agreement, the Escrow Agent is hereby authorized to petition any District Court of Harris County, Texas, or the United States District Court for the Southern District of Texas, Houston Division, for instructions or to interplead the funds or assets so held (including the Escrow Fund) into such court. The parties agree to the jurisdiction of either of said courts over their persons as well as the Escrow Fund. The Purchaser and Parent hereby agree to indemnify and hold the Escrow Agent harmless from any liability or losses occasioned thereby and to pay any and all of its fees, costs, expenses, and counsel fees and expenses incurred in any such action to the extent that any such fees, costs, expenses, or counsel fees and expenses are not paid out of the Escrow Fund and agree that upon the deposit of the Escrow Fund in the registry of the court in any such interpleader action the Escrow Agent and its servants, agents, employees or officers will be relieved of further liability under this Agreement.

         18. AMENDMENT; WAIVER. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by any party from the provisions hereof shall be effective in any event unless the same shall be in writing and signed by all parties to this Agreement, and then any such waiver or consent shall be effective only in the specific instance and purpose for which given.

         19. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, devisees, executors, administrators, personal representatives, legal representatives, trustees, receivers and assigns and shall also inure to the benefit of the Stockholders and Designated Attorneys; provided that (a) the Escrow Agent may not assign its duties or rights hereunder without prior consent of the Parent and Stockholder Representatives, and (b) the right of the Surviving Corporation to receive payment of any amount of the Escrow Account Balance on the Distribution Date pursuant to Section 6 of this Agreement may not be assigned or transferred except incident to the merger or consolidation of the Surviving Corporation into or with another corporation or entity, the sale of all or substantially all the assets of the Surviving Corporation, or otherwise by operation of law; and provided, further, that except as otherwise hereinabove expressly provided in this section, this Agreement shall be for the sole and exclusive benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

         20. SEVERABILITY. If one or more of the provisions hereof shall for any reason be held invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

         21. CHOICE OF LAWS AND FORUM. This Agreement shall be construed under and governed by the laws of the State of Texas, excluding, however, its conflicts of laws rules which might result in giving application to the laws of any other jurisdiction. The parties hereto agree and stipulate that the forum for resolution of any dispute arising under this Agreement shall be Harris County, Texas, and each party hereto hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Harris County, Texas.

         22. GENERAL. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice versa, and each pronoun in any gender shall include all other genders.

         WITNESS the execution hereof to be effective as of the date first above written.

                           PARENT:

                           DI INDUSTRIES, INC.


                           By T. P. Richards, President

                           PURCHASER:

                           DRILLERS, INC.

                           By T. P. Richards, President

                           COMPANY:

                           GREY WOLF DRILLING COMPANY


                           By J. K. B. Nelson, President

                           STOCKHOLDER REPRESENTATIVES:

                           JAMES K. B. NELSON

                           SHELDON B. LUBAR

                           ESCROW AGENT:

                           By
                             Name:
                             Title:
                                       23
                                  SCHEDULE 1.13

                     TRUST UNDER GREY WOLF DRILLING COMPANY
                           DEFERRED COMPENSATION PLAN


         (a) This Trust Agreement made on the effective date of this Trust Agreement set out hereinafter, by and between GREY WOLF DRILLING COMPANY ("Company") and ______________________________ ("Trustee");

         (b) WHEREAS, Company has adopted the deferred compensation plan ("Plan") attached hereto and incorporated herein as Appendix A;

         (c) WHEREAS, Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan;

         (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

         (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and plan for the purpose of providing deferred compensation for a designated group of employees of the Company identified in the Plan;

         (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         SECTION 1.  ESTABLISHMENT OF TRUST

         (a) Company hereby deposits with Trustee in trust Two Million, Four Hundred Thousand Dollars ($2,400,000), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b)  The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

         (e) Pursuant to an Agreement and Plan of Merger ("Merger Agreement") dated as of _____________, 1997, between and among Company, DI Industries, Inc. and Drillers, Inc. ("Purchaser"), joined by James K. B. Nelson ("Nelson"), it is contemplated that Company will be merged into and with Purchaser (the "Merger"). Under the Merger Agreement, Company has required Nelson to agree that, if the Merger occurs, Nelson will make an irrevocable contribution ("Additional Contribution") of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) to the Trust. If the Merger occurs, Company expects that Nelson will make such Additional Contribution to the Trust and Trustee shall be entitled (but shall not be obligated) to exercise any right of Company under the Merger Agreement to require making of such Additional Contribution by Nelson; but Company shall have no liability whatsoever to Trustee or any Plan participant or beneficiary for failure or refusal of Nelson to make such Additional Contribution or any part thereof, nor shall Trustee have any liability whatsoever to any Plan participant or beneficiary for failure or refusal of Nelson to make such Additional Contribution or any part thereof.

         SECTION 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with and subject to the terms and conditions of the Plan. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

         SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

         (1) The Board of Directors and the President of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

         (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

         (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

         (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan during the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         SECTION 4. PAYMENTS TO COMPANY. Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

         SECTION 5.  INVESTMENT AUTHORITY.

         (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

         (b) Trustee shall invest the assets of the Trust only in (i) interest-bearing accounts or short-term certificates of deposit in banks in which deposits are insured by the Federal Deposit Insurance Corporation, in such amounts and in such manner that the entire amount of the Trust assets deposited or invested with or in each such bank shall at all times be fully insured by the Federal Deposit Insurance Corporation, (ii) overnight government cash funds invested in debt instruments issued by the United States government or a lawful agency thereof or guaranteed by the full faith and credit of the United States, or (iii) short-term debt instruments issued by the United States government or a lawful agency thereof or guaranteed by the full faith and credit of the United States. "Short-term" shall mean instruments which by their terms mature not more than one year from the date of their purchase; and the Trustee shall endeavor to limit the term of any instruments in which Trust assets are invested with a view to insuring availability of cash when required to make distributions from the Trust while minimizing penalties or losses incident to sale or liquidation of such instruments.

         SECTION 6. DISPOSITION OF INCOME. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         SECTION 7. ACCOUNTING BY TRUSTEE. Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty days following the close of each calendar year and within thirty days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         SECTION 8.  RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Trustee shall be entitled to obtain payment from the Trust of Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto.

         (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder. Trustee shall be entitled to obtain payment from the Trust of fees and expenses of such legal counsel; and Trustee shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of counsel.

         (d) Trustee may hire accountants or other professionals to assist it in performing any of its duties or obligations hereunder. Trustee shall be entitled to obtain payment from the Trust of fees and expenses of such professionals.

         (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

         (f) The duties of Trustee hereunder will be limited to the observance of the express provisions of this Trust Agreement and the Plan. Trustee will not be subject to, or be obligated to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth or provided for herein or in the Plan. Trustee may rely upon and act upon any instrument received by it pursuant to the provisions of this Trust Agreement or the Plan that it reasonably believes to be genuine and in conformity with the requirements of this Trust Agreement or the Plan. Trustee shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. Without limiting the foregoing, Trustee will not be liable for any error of judgment or any act done or omitted to be done or any step taken by it in good faith or for any mistake of fact or law or for anything that it might do or refrain from doing in connection with this Agreement, INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OF TRUSTEE, except to the extent such actions or omissions shall be proved to constitute gross negligence or willful misconduct on the part of Trustee.

         (g) Company will indemnify and hold Trustee harmless from and against any and all losses, costs, damages or expenses (including, but not limited to, reasonable attorneys' fees) it may sustain by reason of its services as Trustee hereunder, but only to the extent such losses, costs, damages or expenses exceed the amount of the funds available in the Trust to pay or reimburse same, and except such losses, costs, damages or expenses incurred by reason of acts or omissions for which Trustee is liable or responsible under the provisions of the last sentence of Section 8(f) of this Trust Agreement. The foregoing indemnity agreement shall survive the resignation of Trustee or the termination of this Trust Agreement.

         (h) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE. All expenses and fees of Trustee in connection with the administration of the Trust shall be paid from the Trust. If there are insufficient assets remaining in the Trust to pay any such expenses or fees of Trustee, Company shall be obligated to pay or reimburse Trustee for all such expenses or fees not paid from the Trust.

         SECTION 10.  RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective thirty days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company on thirty days notice or upon shorter notice accepted by Trustee.

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         SECTION 11.  APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed in accordance with Section 10(a) or 10(b) hereof, Company may appoint any bank trust department or other party that may be granted corporate trust powers under state law, as a successor to replace Trustee upon such resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5, 7 and 8 hereof. The successor Trustee shall not be responsible for any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         SECTION 12.  AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         SECTION 13. NOTICES. All notices, requests, claims, demands and other communications required or permitted to be given under this Trust Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid, in the United States mail, or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below:

     If to Trustee:


         Attention:
         Fax No.:

     If to Company:

         Grey Wolf Drilling Company
         1980 Post Oak Boulevard, Suite 1150
         Houston, Texas 77056-3808
         Attention:  J. K. B. Nelson, President
         Fax No.:  (713) 626-9653

         SECTION 14.  MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         SECTION 15. EFFECTIVE DATE. The effective date of this Trust Agreement shall be __________________, 1997.

                           COMPANY

                           GREY WOLF DRILLING COMPANY

                           By J. K. B. Nelson, President

                           TRUSTEE

                           By
                              Name:
                              Title:

                                   APPENDIX A

                           GREY WOLF DRILLING COMPANY

                           DEFERRED COMPENSATION PLAN

                           GREY WOLF DRILLING COMPANY

                           DEFERRED COMPENSATION PLAN

         WHEREAS, GREY WOLF DRILLING COMPANY desires to establish the Grey Wolf Drilling Company Deferred Compensation Plan, to provide a deferred compensation plan for a designated group of employees in recognition and appreciation of, and as compensation for, their many years of valuable and faithful service and so as to retain their loyalty and to offer a further incentive to them to maintain their standard of performance and refrain from voluntarily terminating their employment by the Corporation for at least the one year term of the Plan as hereinafter provided;

         NOW, THEREFORE, GREY WOLF DRILLING COMPANY adopts the Grey Wolf Drilling Company Deferred Compensation Plan as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1. ALLOCATION FACTOR. "Allocation Factor" means the "Allocation Factor" number set out opposite a Participant's name in Exhibit A hereto.

         1.2. BENEFICIARY. "Beneficiary" means a person or entity designated by a Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant prior to the Termination Date.

         1.3. BOARD OF DIRECTORS. "Board of Directors" means the Board of Directors of the Corporation.

         1.4. CAUSE. "Cause" means the commission by a Participant of an act constituting fraud, embezzlement, theft, dishonesty in the course of employment by the Corporation, or other act of material misconduct or constituting a felony under the laws of any state or of the United States to which the Corporation or the Participant is subject, and which act results (or is intended to result directly or indirectly) in the Participant's material gain or personal enrichment or in causing material detriment to the Corporation.

         1.5. CORPORATION. "Corporation" means Grey Wolf Drilling Company and its successors, including, without limitation, the surviving corporation following the anticipated merger of Grey Wolf Drilling Company into and with Drillers, Inc. (if such merger occurs), as provided for in that certain Agreement and Plan of Merger dated March __, 1997, between and among Grey Wolf Drilling Company, DI Industries, Inc., and Drillers, Inc., joined by James K. B. Nelson.

         1.6. CORPORATION REPRESENTATIVE. "Corporation Representative" means the President or any other officer of the Corporation who has been authorized by the Board of Directors of the Corporation as of any particular relevant time to make determinations of eligibility of Participants (or their Beneficiaries) to receive payment of the Participant's Plan Benefit Amount and to make determinations as to the forfeiture by Participants of their entitlement to receive payment of any deferred compensation pursuant to the Plan.

         1.7. DISABILITY. "Disability" means an injury or any other physical or mental condition that results in the inability of a Participant to perform such Participant's regular duties as an employee of the Corporation, incapacitating such Participant for a continuous period exceeding sixty days, excluding any leaves of absence approved by the Corporation. If the employment of a Participant by the Corporation shall be terminated either by withdrawal or resignation by the Participant from such employment or the discharge by the Corporation of such Participant from such employment while a Disability of such Participant continues after expiration of a continuous period of Disability exceeding sixty days, it shall be deemed that the employment of such Participant has been terminated by reason of "Disability" for purposes of this Plan.

         1.8. FORMER PARTICIPANT. "Former Participant" means a person named in Exhibit A who has forfeited such person's entitlement to participate in the Plan or receive payment of any deferred compensation from the Plan pursuant to
Section 2.2 of this Plan or whose employment by the Corporation has been terminated for any reason prior to the Termination Date (including, without limitation, termination of employment by reason of death, Disability, voluntary withdrawal or resignation by the Participant, or discharge of the Participant from employment by the Corporation). As to a Former Participant who dies after the Interim Termination Date of such Former Participant, the terms "Former Participant" or "Participant" shall also include the estate of such deceased Former Participant where appropriate.

         1.9. GOOD CAUSE EVENT. "Good Cause Event" means, as to any Participant, the occurrence of any of the following events:

         (a) the assignment by the Corporation to the Participant, without the Participant's consent, of duties that are materially inconsistent with the Participant's duties to the Corporation or position as an employee of the Corporation at the time of such assignment, or the removal by the Corporation from the Participant, without the Participant's consent, of a material portion of those duties usually appertaining to the Participant's position with the Corporation at the time of such removal, or a material change by the Corporation, without the Participant's consent, in the Participant's responsibilities to the Corporation; or

         (b) a reduction by the Corporation in the amount of the Participant's base salary or wages (including any entitlement to overtime compensation) as of the date of this Agreement (or as subsequently increased), or the failure of the Corporation to pay such base salary or wages to the Participant at or prior to the times when such base salary or wages have heretofore been customarily paid to the Participant by the Corporation, in each case without the consent of the Participant; or

         (c) the discontinuance (without comparable replacement) or material reduction by the Corporation of the Participant's participation in any bonus or other employee benefit arrangement (including, without limitation, any thrift, life insurance, medical, dental, hospitalization, stock option or retirement plan or arrangement) in which the Participant is a participant as of the date of this Plan, as in effect on the date hereof or as may be improved from time to time hereafter, in each case without the consent of the Participant; or

         (d) insofar only as to a Participant who is primarily assigned to and regularly performs services in the Corporation's principal operating offices, the moving by the Corporation of the Participant's principal office space (other than a move to another location in Houston, Texas), related facilities, or support personnel, from the Corporation's principal operating offices, or the Corporation's requiring the Participant to perform a majority of his duties outside the Corporation's principal operating offices for a period of more than 30 consecutive days, or the Corporation's requiring that the Participant travel in connection with the Corporation's business to an extent and in a manner which is substantially inconsistent with the Participant's current business travel obligations, in each case without the consent of the Participant; or

         (e) insofar only as to a Participant who is primarily assigned to and regularly performs services in the Corporation's principal operating offices in the Houston, Texas, area, the relocation, without the Participant's consent, of the Corporation's principal operating offices to a location outside the Houston, Texas, area; or

         (f) insofar only as to a Participant who is primarily assigned to and regularly performs services in the Corporation's principal operating offices, the Corporation's requiring the Participant, without the Participant's consent, to reside at a location more than 25 miles from the Corporation's principal operating offices, except for occasional travel in connection with the Corporation's business to an extent and in a manner which is substantially consistent with the Participant's current business travel obligations; or

         (g) as to a Participant who has heretofore been engaged primarily in working on or in the vicinity of drilling rigs operated by the Corporation, the Corporation's requiring that such Participant regularly perform services, without the Participant's consent, at locations outside the historic area of drilling operations of the Corporation in the Gulf Coast region in Texas and Louisiana, other than occasional work of reasonably limited duration in connection with drilling operations in other jurisdictions; or

         (h) insofar only as to a Participant who is primarily assigned to and regularly performs services in the Corporation's principal operating offices,the failure of the Corporation, without the consent of the Participant, to continue to provide the Participant with office space or other facilities or support personnel (including, without limitation, any applicable administrative or secretarial assistance) that are commensurate with the Participant's responsibilities to and position with the Corporation; or

         (i) insofar only as to a Participant who is primarily assigned to and regularly performs services in the Corporation's principal operating offices in Houston, Texas, in the event the Participant consents to a relocation of the Corporation's principal operating offices to a location outside Houston, Texas, the failure of the Corporation to (A) pay or reimburse the Participant on an after-tax basis for all reasonable moving expenses incurred by the Participant in connection with such relocation or
     (B) indemnify the Participant on an after-tax basis against any loss realized by the Participant on the sale of his principal residence in connection with such relocation; or

         (j) the failure by the Corporation to promptly reimburse the Participant for the reasonable business expenses incurred by the Participant in the performance of duties for the Corporation, of the nature of expenses for which the Participant is entitled to reimbursement in accordance with the policy of the Corporation, unless the Participant shall have consented to waive the right to receive reimbursement for such expenses.

         1.10. INTERIM TERMINATION DATE. "Interim Termination Date" as to any Participant means the date prior to the Termination Date as of which the employment of such Participant as an employee of the Corporation terminates by reason of Disability, death, withdrawal or resignation by such Participant from such employment, or discharge by the Corporation of such Participant from such employment.

         1.11. NET PLAN VALUE. "Net Plan Value" means, as of the Termination Date or any Interim Termination Date, an amount equal to:

         (a) the net book value of all assets held in the Rabbi Trust on such date as reflected in the records of the Trustee (including, without limitation, any "Additional Contribution" made to the Rabbi Trust by James
     K. B. Nelson pursuant to the "Merger Agreement" as described in Section 1(e) of the Trust Agreement, and the income therefrom), determined on an accrual basis in accordance with generally accepted accounting principles consistently applied, including the principal and accrued interest of securities and other investments held in the Rabbi Trust and determined after deducting fees and expenses theretofore paid or accrued to the date of determination of Net Plan Value; provided that in determining the Net Plan Value as of the Termination Date, fees and expenses accrued to or incurred by the Trustee after the Termination Date and prior to final distribution of the Rabbi Trust assets shall also be deducted in determining the Net Plan Value; plus

         (b) an amount, if any, equal to all money and the principal and accrued interest owing (as of the date of removal from the Rabbi Trust) on all certificates of deposit and other debt instruments theretofore removed from the assets of the Rabbi Trust to pay general creditors of the Corporation after the Corporation has become "Insolvent" as provided in Section 3 of the Trust Agreement (not including distributions made from the Rabbi Trust to pay Plan Benefit Amounts to Former Participants or their Beneficiaries pursuant to Article IV of this Plan).

         1.12. PARTICIPANT. "Participant" means an employee of the Corporation named in Exhibit A attached hereto and incorporated herein, each of whom has been designated by the Corporation as participating in the Plan.

         1.13. PARTICIPANT'S SHARE. "Participant's Share" means, as to any particular Participant as of any date, a fraction having as its numerator that Participant's Allocation Factor, and having as its denominator the sum of the Allocation Factors of that Participant and all other Participants (except and excluding Former Participants) as of such date.

         1.14. PLAN. "Plan" means the Grey Wolf Drilling Company Deferred Compensation Plan set forth in this document.

         1.15. PLAN BENEFIT AMOUNT. "Plan Benefit Amount" means, as to each Participant who does not forfeit his right to receive payment of any amount of deferred compensation under the Plan pursuant to Section 2.2 of this Plan, an amount calculated with respect to such Participant as follows:

         (a) As to a Participant whose Initial Termination Date occurs prior to the Termination Date, his Plan Benefit Amount shall be an amount equal to his Participant's Share of the Net Plan Value determined as of his Interim Termination Date; and

         (b) As to a Participant who does not become a Former Participant prior to the Termination Date, his Plan Benefit Amount shall be an amount equal to his Participant's Share of the Net Plan Value determined as of the Termination Date (subject to Section 1.11).

         1.16. RABBI TRUST. "Rabbi Trust" means the rabbi trust being created by the Corporation contemporaneously with adoption of this Plan, to which the Corporation has contributed cash to fund the obligations of the Corporation under this Plan.

         1.17. TERMINATION DATE. "Termination Date" means the first anniversary of the date of this Plan, on ________________, 1998.

         1.18. TRUST AGREEMENT. "Trust Agreement" means the Agreement of even date with this Plan between the Corporation and _________________________, Trustee, pursuant to which the Rabbi Trust is being created and to which this Plan is attached as Appendix A.

         1.19. TRUSTEE. "Trustee" means the Trustee of the Rabbi Trust, including any successor Trustee of such Rabbi Trust serving as such at any relevant time.
                                   ARTICLE II

                             ELIGIBILITY; FORFEITURE

         2.1. The individuals who shall be eligible to participate in the Plan shall be those Participants named in Exhibit A attached hereto and incorporated herein, subject, however, to the provisions of Section 2.2.

         2.2. If (a) a Participant shall be discharged by the Corporation from employment by the Corporation for Cause at any time prior to the Termination Date, or (b) a Participant shall voluntarily withdraw or resign from employment by the Corporation other than by reason of the occurrence of a Good Cause Event with respect to such Participant at any time prior to the Termination Date (not including termination of employment of a Participant by reason of death or Disability of such Participant), then in either such event said Participant shall immediately cease to be eligible or entitled to participate in the Plan and shall immediately forfeit all rights of such Participant to receive payment of any amount of deferred compensation under the Plan.

                                   ARTICLE III

                                     VESTING

         Except for the events of forfeiture described in Section 2.2, a Participant shall have a fully nonforfeitable interest in such Participant's Plan Benefit Amount determined as provided in this Plan upon the earliest to occur of the following: (a) the Participant dies, (b) the Participant's employment by the Corporation is terminated by reason of Disability of such Participant, (c) the Participant withdraws or resigns from employment by the Corporation by reason of the occurrence of a Good Cause Event with respect to such Participant, (d) the Participant's employment is terminated by the Corporation without Cause, or (e) the Termination Date occurs.

                                   ARTICLE IV

                                  DISTRIBUTIONS

         4.1. DEATH. Upon the death of a Participant (not including a Former Participant) prior to the Termination Date, the Participant's Beneficiary or Beneficiaries shall receive the Participant's Plan Benefit Amount, which shall be paid by the Trustee from the Rabbi Trust in a lump sum payment within 30 days after the Participant's death, or as soon thereafter as is administratively practicable (subject to Sections 4.7 and 5.1). Each Participant shall file with the Corporation Representative a designation of one or more Beneficiaries to whom distributions shall be made pursuant to this Section 4.1 in the event of such Participant's death prior to the Termination Date (and prior to otherwise becoming a Former Participant). The designation will be effective upon receipt by the Corporation Representative of a properly executed form which the Corporation Representative has approved for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Corporation Representative. If there is no valid designation of Beneficiary on file with the Corporation Representative at the time of the Participant's death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or otherwise ceased to exist, the Beneficiary shall be the Participant's spouse, if the spouse survives the Participant, or otherwise the Participant's estate. As to any married Participant, any Beneficiary designation which designates any person or entity other than such Participant's spouse must be consented to in writing by the spouse in a form acceptable to the Corporation Representative to be effective.

         4.2. DISABILITY. Upon the termination of employment of a Participant (not including a Former Participant) prior to the Termination Date by reason of Disability of such Participant, the Participant shall receive the Participant's Plan Benefit Amount, which shall be paid by the Trustee from the Rabbi Trust in a lump sum payment within 30 days after the Interim Termination Date of such

Participant, or as soon thereafter as is administratively practicable (subject to Sections 4.7 and 5.1).

         4.3. WITHDRAWAL FOR GOOD CAUSE. Upon the withdrawal or resignation by a Participant (not including a Former Participant) from employment by the Corporation prior to the Termination Date by reason of the occurrence of a Good Cause Event as to such Participant, the Participant shall receive the Participant's Plan Benefit Amount, which shall be paid by the Trustee from the Rabbi Trust in a lump sum payment within 30 days after the Interim Termination Date of such Participant, or as soon thereafter as is administratively practicable (subject to Sections 4.7 and 5.1).

         4.4. DISCHARGE WITHOUT CAUSE. Upon the discharge of a Participant (not including a Former Participant) from employment by the Corporation other than for Cause (and other than by reason of Disability) prior to the Termination Date, the Participant shall receive the Participant's Plan Benefit Amount, which shall be paid by the Trustee from the Rabbi Trust in a lump sum payment within 30 days after the Interim Termination Date of such Participant, or as soon thereafter as is administratively practicable (subject to Sections 4.7 and 5.1).

         4.5. TERMINATION DATE. Each Participant who does not become a Former Participant prior to the Termination Date shall receive such Participant's Plan Benefit Amount, which shall be paid by the Trustee from the Rabbi Trust in a lump sum payment within 30 days after the Termination Date, or as soon thereafter as is administratively practicable (subject to Section 4.7 and 5.1).

         4.6. RESPONSIBILITY FOR DISTRIBUTIONS AND WITHHOLDING OF TAXES. The Corporation will calculate the amount, if any, of deductions from the amount of the benefit to be paid under the Plan to any Former Participant or Beneficiary for any taxes required to be withheld by federal, state or local government laws or regulations and shall provide such information to the Trustee prior to the date when payment of such benefit from the Rabbi Trust is due; and the Trustee shall cause such taxes to be withheld from any distribution from the Rabbi Trust pursuant to Article IV of this Plan and remitted to the appropriate governmental tax agency or department.

         4.7 DISPUTED AMOUNTS. If at any time when the Trustee is required to pay a Former Participant's Plan Benefit Amount to such Former Participant (or his Beneficiary or Beneficiaries) pursuant to any of the foregoing Sections of this Article IV a dispute ("Subject Dispute") shall exist between the Corporation Representative and another Former Participant (a "Disputing Participant") as to whether such Disputing Participant is entitled to payment of his Plan Benefit Amount (the "Disputed Plan Benefit Amount") under the Plan, and if such Disputed Plan Benefit Amount has not been distributed from the Rabbi Trust as a consequence of the Subject Dispute, the Trustee shall deduct the Disputed Plan Benefit Amount from the Net Plan Value for purposes of calculating the Plan Benefit Amount (the

"Preliminary Plan Benefit Amount") to be distributed to any Former Participant (or Beneficiary) from the Rabbi Trust prior to resolution of the Subject Dispute and shall distribute such Preliminary Plan Benefit Amount within the time provided above in this Article IV. If, at any time after distribution of a Preliminary Plan Benefit Amount from the Rabbi Trust pursuant to this Section, it shall be finally determined that the Disputing Participant was not entitled to receive payment of the Disputed Plan Benefit Amount under the Plan, the Trustee shall, as promptly as practicable, distribute from the Rabbi Trust to each Former Participant who has received (or to the Beneficiary or Beneficiaries of each Former Participant who have received) payment of a Preliminary Plan Benefit Amount by reason of the Subject Dispute, an additional amount equal to the Participant's Share of such Former Participant of the Disputed Plan Benefit Amount involved in the Subject Dispute.

                                   ARTICLE V

                                   ARBITRATION

         5.1. CORPORATION REPRESENTATIVE DECISIONS. In each instance prior to the Termination Date when the employment of a Participant by the Corporation terminates for any reason, the Corporation Representative will promptly make a determination, in the good faith judgment of the Corporation Representative, as to whether the Participant has forfeited the right to receive any payment of deferred compensation from the Plan pursuant to Section 2.2 or has become entitled to receive payment to such Participant (or such Participant's Beneficiaries) of the Participant's Plan Benefit Amount. The Corporation Representative will promptly give written notice of such decision to the Trustee and to such Participant (or to the Beneficiary or Beneficiaries or guardian of a deceased or disabled Participant, if applicable). If the Corporation Representative gives notice that the Participant (or Participant's Beneficiaries) are entitled to receive payment of the Participant's Plan Benefit Amount under the Plan, the Trustee will make payment from the Rabbi Trust to the Participant (or Participant's Beneficiary or Beneficiaries) pursuant to Article
IV. The decision of the Corporation Representative that a Former Participant (or his Beneficiary or Beneficiaries) is entitled to receive payment of his Plan Benefit Amount under the Plan shall be final and conclusive and binding on all parties; and no Participant or Former Participant shall ever have any right to question or dispute or require change of such a decision. If, however, the Corporation Representative gives notice that a Participant has forfeited the right to receive any payment of deferred compensation under the Plan pursuant to
Section 2.2, the Trustee shall not make payment of any amount from the Rabbi Trust to the Participant unless and until directed in writing by the Corporation Representative to do so or upon receipt of a final decision of arbitrators pursuant to Section 5.2 that such Participant is entitled to receive payment of the Participant's Plan Benefit Amount pursuant to the Plan. If the Participant disputes a determination by the Corporation Representative that such Participant has forfeited the right to receive any payment of deferred compensation under the Plan pursuant to Section 2.2, the dispute shall be resolved by arbitration as provided in Section 5.2.

         5.2. ARBITRATION. Any dispute between the Corporation Representative and a Former Participant as to whether such Former Participant has forfeited any right to receive any payment of deferred compensation from the Plan pursuant to
Section 2.2 shall be resolved by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Arbitration under this section must be initiated within 60 days of the receipt by a Former Participant of notice of a determination by the Corporation Representative that such Former Participant has forfeited any right to receive any payment of deferred compensation under the Plan pursuant to
Section 2.2. To initiate arbitration under this section, the Former Participant must give written notice to the Corporation Representative. Within ten days of the receipt of such notice, each of the Former Participant and the Corporation Representative shall designate an arbitrator pursuant to Rule 14 of the AAA Rules. The appointed arbitrators will appoint a neutral arbitrator from the panel in the manner prescribed in Rule 13 of the AAA Rules. The decision of the arbitrators selected hereunder will be final and binding on both the Former Participant and the Corporation; and if the arbitrators decide that the Former Participant is entitled to receive payment of the Plan Benefit Amount of such Former Participant under this Plan, the Trustee shall promptly make payment thereof out of the Rabbi Trust. The Corporation shall bear all arbitrators' fees and expenses of the arbitration except attorneys' fees and expenses incurred by the Former Participant; provided that if the arbitrators in an arbitration proceeding pursuant to this Section 5.2 shall determine that the Former Participant is entitled to receive payment of his Plan Benefit Amount under this Plan, the Corporation shall reimburse the Former Participant for all reasonable legal fees and expenses, if any, incurred by the Former Participant in connection with the arbitration and, additionally, shall pay such Former Participant an amount equal to interest on the amount of the Plan Benefit Amount of such Former Participant calculated at the prime interest rate per annum as reported in the Wall Street Journal from time to time, but in no event higher than the maximum legal rate permissible under applicable law, for the period from the thirtieth day after the Interim Termination Date of such Former Participant until the date of payment of the Plan Benefit Amount to such Former Participant. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. sections 1-14. Pursuant to section 9 of that Act, a judgment of the United States District Court for the Southern District of Texas shall be entered upon the award made pursuant to the arbitration.
                                   ARTICLE VI

                          AMENDMENT AND/OR TERMINATION

         6.1. AMENDMENT OR TERMINATION OF THE PLAN. This Plan may not be amended or terminated (prior to termination thereof under Section 6.2) except by approval of the Board of Directors with the written consent of all Participants (excluding any Former Participants who have received payment of their Plan

Benefit Amount or have forfeited any right to receive payment of any amount of deferred compensation under the Plan).

         6.2. This Plan will terminate when all payments of deferred compensation which can become due to Participants (or their Beneficiaries) under the terms hereof have been paid in full.

                                   ARTICLE VII

                                     FUNDING

         7.1. PAYMENTS UNDER THIS PLAN ARE THE OBLIGATION OF THE CORPORATION. The Trustee of the Rabbi Trust will pay the benefits due the Participants under this Plan; however, should it fail to do so when a benefit is due, the benefit shall be paid by the Corporation. If the Rabbi Trust fails to pay for any reason, the Corporation remains liable for the payment of all benefits provided by this Plan.

         7.2. RABBI TRUST TO ENABLE CORPORATION TO MEET ITS OBLIGATIONS UNDER THE PLAN. The Corporation has contemporaneously contributed cash to the Rabbi Trust to fund part or all of the obligations of the Corporation under this Plan. However, under all circumstances, the Participants shall have no rights to any assets held in the Rabbi Trust other than those rights expressed in this Plan. Nothing contained in the Trust Agreement which creates the Rabbi Trust shall constitute a guarantee by the Corporation that assets of the Corporation transferred to the Rabbi Trust will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors should the Corporation become insolvent or bankrupt. Any trust created by the Corporation to assist the Corporation in meeting its obligations under this Plan, and any assets held by the trust, must conform to the terms of the model trust described in Revenue Procedure 92-64 issued by the Internal Revenue Service.

         7.3. PARTICIPANTS MUST RELY ONLY ON GENERAL CREDIT OF THE CORPORATION. This Plan is only a general corporate commitment and each Participant must rely upon the general credit of the Corporation for the fulfillment of its obligations hereunder. Under all circumstances the rights of Participants to any asset held by the Corporation will be no greater than the rights expressed in this Plan. Nothing contained in this Plan shall constitute a guarantee by the Corporation that the assets of the Corporation will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of the Corporation; the Participants are only unsecured creditors of the Corporation with respect to their Plan benefits and the Plan constitutes a mere promise by the Corporation to make benefit payments in the future. Although the Corporation has established the Rabbi Trust, as indicated in Section 7.2, to accumulate assets to fulfill its obligations, the Plan and the Rabbi Trust will not create any lien, claim, encumbrance, right, title or other interest of any kind whatsoever in any Participant in any asset held by the Corporation, contributed to the Rabbi Trust or otherwise designated to be used for payment of any of its obligations created in this Plan. No specific assets of the Corporation have been or shall be set aside, or shall in any way be transferred to the Rabbi Trust or shall be pledged in any way for the performance of the Corporation's obligations under this Plan which would remove such assets from being subject to the general creditors of the Corporation.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1.  LIMITATION OF RIGHTS.  Nothing in this Plan shall be construed:

         (a) to give a Participant any right with respect to contributions to the Rabbi Trust described in Section 7.2, and earnings thereon, except in accordance with the terms of this Plan;

         (b) to limit in any way the right of the Corporation to terminate a Participant's employment with the Corporation at any time;

         (c) to evidence any agreement or understanding, expressed or implied, that the Corporation will employ a Participant in any particular position or for any particular remuneration; or

         (d) to give a Participant or any other person claiming through him any interest or right under this Plan other than that of an unsecured general creditor of the Corporation.

         8.2. DISTRIBUTIONS TO INCOMPETENTS OR MINORS. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Trustee of the Rabbi Trust is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Trustee determines in its sole discretion.

         8.3. NONALIENATION OF BENEFITS. No right or benefit provided in this Plan shall be transferable by any Participant except, upon his death, to a named Beneficiary as provided in this Plan. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of any Participant or any Participant's Beneficiary. Any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

         8.4. SEVERABILITY. If any term, provision, covenant or condition of this Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8.5. NOTICE. Any notice or filing required or permitted to be given to the Corporation Representative or a Participant or Former Participant shall be sufficient if in writing and hand delivered or sent by U.S. mail, postage prepaid, to the principal office of the Corporation or to the residential mailing address of the Participant or Former Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark. Unless and until a Participant has received written notice from the Corporation designating a different Corporation Representative, the President of the Corporation shall be deemed to be the Corporation Representative for purposes of receiving notices and designations, and changes of designations, of Beneficiaries by the Participant. Each Corporation Representative appointed by the Corporation from time to time shall be deemed to have received and have on file all designations, or changes of designations, of Beneficiaries theretofore filed by Participants with preceding Corporation Representatives.

         8.6. GENDER AND NUMBER. If the context requires it, words of one gender when used in this Plan will include the other genders, and words used in the singular or plural will include the other.

         8.7. GOVERNING LAW. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.

         8.8. UNFUNDED ARRANGEMENT. It is intended that this Plan shall be unfunded for tax purposes.

         8.9. EFFECTIVE DATE. This Plan will be operative and effective as of the date of execution of this document by the Corporation set out below.

         IN WITNESS WHEREOF, the Corporation has executed this document on this _____ day of ____________________ 1997.

                           GREY WOLF DRILLING COMPANY

                           By  J. K. B. Nelson, President

                                    EXHIBIT A
                           GREY WOLF DRILLING COMPANY
                           DEFERRED COMPENSATION PLAN
                            (TOTAL PARTICIPANTS-196)


                                                  ALLOCATION
                  PARTICIPANT                      FACTOR
------------------------------------------------   --------

HOUSTON MANAGEMENT (6)
1.  Janet V. Campbell ..........................      150
2.  Billy G. Emanis ............................    7,500
3.  Tom L. Ferguson ............................    1,000
4.  John D. Peterson, Jr. ......................    1,000
5.  Jack D. Robinson ...........................      400
6.  Robert J. Urbanowski .......................    1,000
LAFAYETTE MANAGEMENT (6)
1.  Martin R. Bounds ...........................      300
2.  Bobby G. Chandler ..........................      300
3.  Daniel J. Gary .............................      400
4.  Billy R. Poston ............................      250
5.  Bernard R. Stakes ..........................      300
6.  Anthony R. Stewart .........................      400
HOUSTON OFFICE STAFF (5)
1.  Linda M. Clay  .............................      120
2.  Ricky H. Espinoza ..........................       75
3.  Lynda C. Kelley ............................      120
4.  Shirley Payne ..............................      120
5.  Michele Ruth Whitt .........................      120
DUSON OFFICE STAFF (2)
1.  Kerry Emanis ...............................      100
2.  Daniel D. Yates ............................      100
DRILLING SUPERINTENDENTS (4)
1.  Larry D. Daigle ............................      500
2.  David R. Kirkpatrick .......................      500
3.  Dennis Lejeune .............................      500
4.  Thomas F. Patin, Jr. .......................      500
RIG MANAGERS (36)
1.  Joseph N. Arceneaux ........................      350
2.  Ronald J. Beard ............................      350
3.  Kenneth J. Benoit ..........................      350
4.  Kenneth R. Bergeron ........................      350
5.  Terry W. Best ..............................      350
6.  George Royce Coats .........................      350
7.  Jude Alter Cormier .........................      350
8.  William Cullen .............................      350

9.  Paul A. Daugereaux .........................      350
10. John B. David ..............................      350
11. Andrew Warren Doise ........................      350
12. Gerard Fall ................................      350
13. Allen G. Goolsby ...........................      350
14. Larry J. Hanks .............................      350
15. Wilbur J. Harrington .......................      350
16. Harvey H. Hebert, Jr. ......................      350
17. Marshall A. Hornsby ........................      350
18. Ronald K. Hornsby ..........................      350
19. John G. Istre ..............................      350
20. Toby J. Kershaw ............................      350
21. Casey R. Kirkpatrick .......................      350
22. Joel D. Kirkpatrick ........................      350
23. Michael R. Kirkpatrick .....................      350
24. Steven N. Kirkpatrick ......................      350
25. Michael G. McFarlain .......................      350
26. Todd H. Meaux ..............................      350
27. Patrick Alfin Miller .......................      350
28. Tom Tate Moncrief ..........................      350
29. Carl Murphy, Jr. ...........................      350
30. Dennis H. Pressnall ........................      350
31. John G. Quibodeaux, Sr. ....................      350
32. Robert J. Schexnider .......................      350
33. Gene A. Smith ..............................      350
34. Preston R. Smith ...........................      350
35. Paul Viator ................................      350
36. Patrick Vidrine ............................      350
DRILLERS (56)
1.  Richard W. Bolt ............................      150
2.  Anthony D. Breaux ..........................      150
3.  Daniel P. Brogden ..........................      150
4.  George Robert Burch ........................      150
5.  Joseph H. Burleigh, Jr. ....................      150
6.  Mark Carriere ..............................      150
7.  James A. Cormier ...........................      150
8.  Joseph L. Credeur ..........................      150

9.  Steven W. Daigle ...........................      150
10. Kenneth N. Daniel ..........................      150
11. Charles W. Deshotel ........................      150
12. Hershel R. Doucet ..........................      150
13. James Rodney Forrestier ....................      150
14. Joel W. Franks .............................      150
15. Roicy Fusilier .............................      150
16. Fred Bradford Gibson .......................      150
17. Ronald W. Guillotte ........................      150
18. Merlin J. Hebert, Jr. ......................      150
19. Curtis J. Hoffpauir ........................      150
20. Carl D. Istre ..............................      150
21. Malcolm L. Johnson .........................      150
22. Marvin J. Lantz ............................      150
23. Tony James Lejeune .........................      150
24. Lawrence Julius Matthews, Sr. ..............      150
25. Malcolm David Meaux ........................      150
26. Preston Maurice Menard .....................      150
27. Terry J. Monceaux ..........................      150
28. William R. Moore ...........................      150
29. Wendell R. Murphy ..........................      150
30. Carl D. Nero ...............................      150
31. Walter D. Puckett ..........................      150
32. Richard Brian Quebodeaux ...................      150
33. John Quibodeaux, Jr. .......................      150
34. James G. Randall ...........................      150
35. Harry J. Richard ...........................      150
36. Patrick J. Richard .........................      150
37. Richard A. Richard .........................      150
38. Ronald J. Richard ..........................      150
39. Fredrick Lynn Robinson .....................      150
40. Clarence Andrew Rousse .....................      150
41. Herman C. Russell ..........................      150
42. Michael Ray Schexnider .....................      150
43. Russell J. Schexnider ......................      150
44. Jon Martin Smith ...........................      150
45. Sherman J. Smith Jr. .......................      150

46. Donald R. Soileau ..........................      150
47. Curtis J. Sonnier ..........................      150
48. Dennis L. Stoute ...........................      150
49. Randy Lane Theriot .........................      150
50. Joby Ernest Thibodeaux ....................       150
51. Scott A. Thibodeaux ........................      150
52. John Bradley Trahan ........................      150
53. Jerry W. Walker ............................      150
54. Henry R. West ..............................      150
55. Johnnie Ray Willis .........................      150
56. Robert A. Ziegler ..........................      150
DERRICKMEN, MOTORMEN, FLOORMEN (71)
1.  Cecil Antie ................................       60
2.  Jean Francois Arceneaux ....................       60
3.  Danny P. Aube ..............................       60
4.  David J. Beard .............................       60
5.  Lonny K. Beard .............................       60
6.  John Bellard ...............................       60
7.  Darryl Lynn Billiot ........................       60
8.  Keith A. Billiot ...........................       60
9.  Jody Bourque ...............................       60
10. Joey Joseph Brasseaux ......................       60
11. David Elliot Breaux ........................       60
12. Alex J. Broussard ..........................       60
13. Lonnie L. Broussard ........................       60
14. Stephen Bundick, Jr. .......................       60
15. Jerry Burleigh .............................       60
16. Joseph W. Chauffepied ......................       60
17. Billy Ray Coats ............................       60
18. Charles Ray Collins ........................       60
19. Junius R. Comeaux ..........................       60
20. Scott Anthony Comeaux ......................       60
21. Troy Neal Comeaux ..........................       60
22. Michael Keith Cormier ......................       60
23. Thomas H. Cormier ..........................       60
24. Billy J. Courville .........................       60
25. Gerald W. Cox ..............................       60

26. Jackie W. Daniels ..........................       60
27. Derwin Paul Davy ...........................       60
28. David Wayne Duhon ..........................       60
29. Ray O. Duplechin ...........................       60
30. Mark David Faul ............................       60
31. Don V. Garcia ..............................       60
32. John Kenneth Gaspard .......................       60
33. Corwin Hebert ..............................       60
34. Joseph Floyd Hoffpauir .....................       60
35. Ricky Lee Istre ............................       60
36. Owen P. Johnson ............................       60
37. Melvin D. LeBlanc ..........................       60
38. Timothy J. LeBlanc .........................       60
39. Leroy A. Lejeune ...........................       60
40. Michael W. Leleu ...........................       60
41. Curtis Leleux ..............................       60
42. Jeffery Mark Lormand .......................       60
43. Francis Ray Lormand, Jr. ...................       60
44. Wilbur Ray Manuel, Jr. .....................       60
45. Lonnie Charles Matthews ....................       60
46. Jesse Lynn Meche ...........................       60
47. Carl J. Menard .............................       60
48. Carroll L. Nero ............................       60
49. Kenneth J. Nolan ...........................       60
50. James T. Quibodeaux ........................       60
51. Clayton Richard ............................       60
52. Murphy H. Richard ..........................       60
53. Shannon Wayne Richard ......................       60
54. Murphy H. Richard, Jr. .....................       60
55. Paul D. Robinson ...........................       60
56. Russell Romero .............................       60
57. Harry Rose, Jr. ............................       60
58. Joseph H. Schedxnider, Jr. .................       60
59. Harvey B. Shelton ..........................       60
60. Burnice Shreve .............................       60
61. D. James Simon .............................       60
62. Travis Scott Simon .........................       60

63. Roy Allen Sittig ...........................       60
64. Mark Smith .................................       60
65. Ricky Paul Sonnier .........................       60
66. Timson R. Terro ............................       60
67. Jimmy M. Thibodeaux ........................       60
68. Louis C. Thibodeaux ........................       60
69. Otis James Thibodeaux ......................       60
70. Paul Julius Thibodeaux .....................       60
71. Jeffrey A. Toney ...........................       60
YARD EMPLOYEES/DRIVERS (10)
1.  Byron L. Beard .............................       60
2.  Randy J. Bourque ...........................       60
3.  Joe Ed Bunton ..............................       60
4.  Marshall L. Derrick ........................      200
5.  Frank J. Marceaux ..........................       60
6.  David R. Monceaux ..........................       60
7.  Wilson J. Monceaux .........................      150
8.  Darren G. Richard ..........................       60
9.  Kernes Schexnayder, Jr. ....................       60
10. James E. Thibodeaux ........................      100
                                                 --------
                                          TOTAL:   41,885

NOTE: IF, PRIOR TO THE TRUST ESTABLISHMENT DATE, ANY OF THE ABOVE LISTED PARTICIPANTS CEASE TO BE EMPLOYED BY THE COMPANY, THIS EXHIBIT A WILL BE REVISED PRIOR TO EXECUTION OF THE FOREGOING DEFERRED COMPENSATION PLAN TO DELETE SUCH PARTICIPANT'S NAME AND TO MAKE APPROPRIATE CHANGES TO THE NUMBER OF PARTICIPANTS AND TOTAL OF THE ALLOCATION FACTORS SHOWN HEREIN.

                                  SCHEDULE 2.2

     None.

                                  SCHEDULE 2.4

1 Grey Wolf Drilling Company Financial Statements as of October 31, 1996, together with auditors' report (attached).

2 Grey Wolf Drilling Company Balance Sheets (Unaudited) as of November 30, 1996 (attached).

3 Grey Wolf Drilling Company Income Statements (Unaudited) for November 1996 (attached).

4 Grey Wolf Drilling Company Balance Sheets (Unaudited) as of December 31, 1996 (attached).

5 Grey Wolf Drilling Company Income Statements (Unaudited) for December 1996 (attached).

6 Grey Wolf Drilling Company Balance Sheets (Unaudited) as of January 31, 1997 (attached).

7 Grey Wolf Drilling Company Income Statements (Unaudited) for January 1997 (attached).

                                  SCHEDULE 2.6

1. Lease Agreement dated August 17, 1993, by and between Post Oak Central, Ltd., as landlord, and the Company, as tenant.

         Section 13.02(f) defines as an Event of Default the transfer of ownership interests in the Company in one or more transactions, the result of which is to change the majority ownership interest and/or control of the Company from that which existed on August 17, 1993.

2. Master Lease Agreement dated April 27, 1994, by and between Banc One Leasing Corporation, as lessor, and the Company, as lessee.

         Section 14(f) provides that it shall be an event of default for the Company to commence any act amounting to a business failure or winding up of its affairs or to cease to do business as a going concern.

         Section 14(h) provides that it shall be an event of default if, in lessor's reasonable opinion, there shall occur any material adverse change in the financial condition, business or operations of the Company.

         Section 18 provides that the Company shall not, INTER ALIA, (a) liquidate, dissolve or suspend business, (b) sell, transfer or otherwise dispose of all or a majority of its assets, (c) enter into any merger, consolidation or similar reorganization unless it is the surviving corporation, or (d) without 30 days' prior written notice to lessor, change its name or chief place of business. Further, the Company must at all times maintain a tangible net worth which is no less than the greater of 75% of its tangible net worth as of April 27, 1994 or 75% of its highest tangible net worth thereafter.

                                  SCHEDULE 2.8

1. Restricted Stock Agreement dated March 17, 1992, by and between the Company and James K. B. Nelson, President of the Company, as employee.

2. Consulting Agreement dated August 27, 1996, by and between the Company and M. W. "Cotton" Smith, as consultant.

3. Consulting Agreement dated August 27, 1996, by and between the Company and Luther Wayne Renfro, as consultant.

4.   Consulting Agreement (oral and subject to termination at will) with Donald
     L. Frankel for consulting services payable on a per-diem basis for services rendered at the request of the Company from time to time.

5. Consulting Agreement (oral and subject to termination at will) with L. O. Petty for consulting services payable on a per-diem basis for services rendered at the request of the Company from time to time.

6. Indemnification agreement in favor of directors and officers of the Company and former directors and officers of the Company and any person who may have served at the Company's request as a director or officer or former director or officer of another corporation in which the Company owns shares of capital stock or of which the Company is a creditor, as set forth in the ByLaws of the Company.

7. Indemnification Agreements in favor of the respective directors and officers of the Company (James K. B. Nelson, officer and director; Billy G. Emanis, officer; Bill Brannon, officer; Tom L. Ferguson, officer; John D. Peterson, officer; Janet V. Campbell, officer; Uriel E. Dutton, director; Sheldon B. Lubar, director; and Robert P. Probst, director) dated March 6, 1997.

                                  SCHEDULE 2.11

As of the date of this Agreement, there is no action or proceeding pending or, to the knowledge of the Company, threatened to which the Company is or would be a party before any court or governmental authority acting in adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination that would have a Material Adverse Effect. Nevertheless, solely for purposes of providing full disclosure, the following is a description of pending lawsuits in which the Company is named as defendant or counterdefendant or cross-defendant, none of which lawsuits, either individually or collectively, present a reasonable likelihood of a determination that would have a Material Adverse Effect:


1.   HAROLD HETRICK VS. GREY WOLF DRILLING COMPANY

     Harold Hetrick brought suit against the Company claiming injuries relating to an accident which occurred on February 8, 1996. Mr. Hetrick claims that the Company was negligent in maintaining a safe work environment, which allegedly led to the accident. The amount of the alleged damages sought in the suit is $12,000,000. The Company was not Mr. Hetrick's employer. Mr. Hetrick's employer was on location at the request of the operator. The Company has asked for indemnification by the operator. The Company intends to vigorously defend itself in this action. The Company has adequate insurance to cover the claim.


2.   STEVEN WHEAT VS. GREY WOLF DRILLING COMPANY

     Steven Wheat brought suit against the Company on August 30, 1996. Steven Wheat, while employed by the Company, claims injuries as a result of being attacked by Earl Gray, an employee of the Company, while on the rig. Mr. Wheat alleges the attack resulted in severe and disabling injuries. Mr. Wheat alleges this action falls outside of Workers' Compensation because it was allegedly an intentional tort committed against an employee. The Company has adequate insurance to cover this claim and intends to vigorously defend itself.


3.   TEPCO, INC. VS. GREY WOLF DRILLING COMPANY

     Cause No. 96-49194, in the 164th Judicial District Court of Harris County, Texas. In its petition filed on September 30, 1996, the plaintiff alleges that the Company breached contractual obligations it owed to TEPCO, Inc. by failing to drill an oil and gas well or wells for TEPCO in the Treasure Isle Field, located in Galveston, Texas. The plaintiff also alleges that it lost rights under an oil and gas lease it had under an alleged agreement with Mobil Producing Texas and New Mexico, Inc., causing plaintiff to suffer money damages, which it values in its petition as "many tens of millions of dollars." The Company believes that TEPCO's claim is entirely without merit and intends to vigorously defend this action. The Company has filed a counterclaim in the lawsuit for approximately $250,000 for recovery of unpaid statements, and interest, for services rendered or materials provided by the Company in connection with drilling of two wells for TEPCO, Inc. which were completed prior to the time when the Company ceased performing work for TEPCO, Inc.


4. CHARLENE AND ALBERT HIBBS, JR. VS. MARSHALL HORNSBY, GREY WOLF DRILLING COMPANY AND OLD REPUBLIC INS. CO. #501-352, 24TH JUDICIAL DISTRICT, PARISH OF ORLEANS, LOUISIANA.

     Plaintiffs claims Hornsby, while driving a Company vehicle in the course of his employment, rear-ended plaintiffs vehicle, causing damages to plaintiffs. This is a new suit filed November 13, 1996. The Company has adequate insurance to cover this claim and intends to vigorously defend itself.


5.   GREY WOLF DRILLING COMPANY VS. AVANTI SERVICES, INC.

     The Company brought suit against Avanti Services, Inc. seeking recovery of $97,702.03 for repair of drill pipe and replacement of collars, etc. damaged in the drilling of a well for Avanti. Avanti answered and filed a reconventional demand against the Company alleging the Company failed to use reasonable means to control and prevent fires and/or blowout and to protect the hole, and specifically alleges that the hole was lost because of negligence of the Company. The reconventional demand claims that "[The Company] is liable to Avanti for all damages as are reasonable in the premises or for reimbursement of the contract amounts paid by Avanti to [the Company]." The Company believes that Avanti's reconventional demand claim is entirely without merit and intends to vigorously defend the claim if it is pursued.


6.   WADE W. WILLIAMS VS. HORIZONTAL RENTALS, INC. VS. GREY WOLF DRILLING
COMPANY

     Mr. Williams was injured during a flash fire on a Company well site operated by Weber Energy. The Company employed Mr. Williams and has paid him Workers' Compensation, and Mr. Williams has not attempted to assert a claim against the Company in the pending lawsuit.

     H.B. Rentals placed a non-explosive proof sump pump motor in an area where an overflow of the mud tanks caused the flash fire. H.B. Rentals was hired by Horizontal Rentals, Inc. (HRI), the manufacturer of the mud/gas separator system. Horizontal Rentals and Weber Energy jointly determined where the mud/gas separator was to be placed; and Weber determined the placement of the mud logging trailer.

     On February 29, 1996 an Agreed Judgment was entered between the Plaintiff and Weber for a settlement amount of $4,000,000.00. HRI also settled with the Plaintiff on or about November 6, 1996 for the amount of $700,000.00. The remaining defendants, H.B. Rentals and A&A Flow Lines have not settled with the Plaintiff, and the case is expected to be tried in the early months of 1997.

     The Company was named a cross-defendant in this lawsuit by HRI, who is claiming $650,000.00 in property damage to its mud/gas separator system. This cross-action is expected to be tried at the same time as the personal injury portion. The Company believes that the mud/gas separator was defective and that HRI is liable as the manufacturer of a defective product, and the Company intends to vigorously defend this cross-action. The Company has adequate insurance to cover the claim.

     Weber Energy also filed a cross-action against the Company in this lawsuit for contribution and indemnity based on the Drilling Contract between Weber and the Company. The trial court granted summary judgment holding that the Texas Oilfield Anti-Indemnity Statute bars Weber's claim for contribution and indemnity. That summary judgment has been appealed by Weber and is expected to be upheld. The claim by Weber would be covered by insurance maintained by the Company if it were allowed.

                                  SCHEDULE 2.12

1. Grey Wolf Drilling Company Employees' 401(k) and Profit Sharing Plan (the "Plan"), together with Grey Wolf Drilling Company Employees' 401(k) and Profit Sharing Plan Trust.

         NOTE: Section 11.6 of the Plan provides that if there is a partial or total termination, each affected Member shall immediately become 100% vested in his Account as of the end of the last Plan Year for which a substantial Employer Contribution was made and in any amounts later allocated to his Account. If the Employer then resumes making substantial Contributions at any time, the appropriate vesting schedule shall again apply to all amounts allocated to each affected Member's Account beginning with the Plan Year for which they were resumed.

2. Group Life Insurance Policy for qualified officers and employees of the Company provided under Group Policy No. 902451-B issued by GroupAmerica Insurance Company; and sponsored Life Insurance Policies for certain employees and officers of the Company provided by the Company and issued by Philadelphia Life Insurance Company.

3. Worker's Compensation Insurance, together with related Deductible Loss Reimbursement Indemnity Agreement (Adjustable) (the "Indemnity") executed by the Company.

         NOTE: Article VII of the Indemnity provides that the Indemnity shall only terminate at such time that all reported claims arising out of the issuance of the Policy(ies) are closed. In the event that the Indemnity has terminated, and claims arising out of the issuance of the Policy(ies) are made or reopened, then the Indemnity and any security requirements of the Company shall be renewed and shall continue in full force and effect until such claims are closed.

4. Grey Wolf Drilling Company Employee Health Plan and Trust as amended and restated effective January 1, 1995.

5. Group Long Term Disability Insurance for qualified officers and employees of the Company provided under Policy No. SR-83091498 issued by Continental Casualty Company.

6. Grey Wolf Drilling Company Cafeteria Plan under section 125 of the Internal Revenue Code.

7. Deferred Compensation Agreement dated August 19, 1996, by and among the Company, Luther Wayne Renfro, as employee, and wife, Rita T. Renfro, as employee's spouse, and the associated life insurance policy provided for therein.

8. Deferred Compensation Agreement dated August 27, 1996, by and among the Company, M. W. "Cotton" Smith, as employee, and wife, Glenna Smith, as employee's spouse, and the associated life insurance policy provided for therein.

9. Split Dollar Life Insurance Agreement between the Company and William Bland Harrison, as Trustee of the James K. B. Nelson Family Trust dated effective as of January 15, 1994, and related life insurance policies described therein.

10. Club Memberships with the Houston Club, University Club and Plaza Club (all Houston, TX) and the Petroleum Clubs (Houston, TX, San Antonio, TX and Lafayette, LA) which are owned and maintained by the Company at its expense and provided for the use of certain officers or employees of the Company.

11.  Loans by the Company to Robert Urbanowski, evidenced by those certain three
     (3) Promissory Notes dated September 1, 1996, in the amount of $10,000.00, $20,000.00 and $26,000.00, respectively. The $10,000.00 loan is secured by a Security Agreement of even date therewith.

12. The Company leases, at Company expense, and provides vehicles for the use of the Company's officers and certain employees (field supervisors and above). At this date, a total of sixty-seven (67) vehicles are being leased by the Company and provided to officers and employees for their use under this program.

Note: The "Benefit Plans" described in this Schedule may not be subject to termination by the Company within a period of thirty days without the payment of additional compensation or the additional vesting or acceleration of benefits under such "Benefit Plans."

                                  SCHEDULE 3.1
Since December 31, 1995, a number of the Parent's immaterial direct and indirect subsidiaries listed on Exhibit 22 to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been liquidated or merged out of existence.

                                  SCHEDULE 3.5

                                      NONE